Pfizer Inc

Notice of Annual Meeting

of Shareholders and

Proxy Statement

March 14, 2003

HOW TO VOTE

Your vote is important. Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

ANNUAL MEETING ADMISSION

Either an admission ticket or proof of ownership of Pfizer stock, as well as a form of personal identification, must be presented in order to be admitted to the Annual Meeting. If you are a shareholder of record, your admission ticket is attached to your proxy card. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the Meeting, or you may request an admission ticket in advance. (See "Annual Meeting Admission" for further details.)

REDUCE MAILING COSTS

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple Annual Reports and Proxy Statements. Most shareholders also can receive future proxy mailings by e-mail. See this Proxy Statement and your proxy card for more information.

PFIZER INC
235 East 42nd Street
New York, NY 10017

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, April 24, 2003
PLACE	Pfizer's Ann Arbor Laboratories 2800 Plymouth Road, Building 18 Ann Arbor, Michigan 48105
WEBCAST	A webcast of our Annual Meeting will be available on our web site at www.pfizer.com starting at 10:00 a.m. on April 24, 2003. An archived copy of the webcast also will be available on our web site through the end of April. Information included on our web site, other than our Proxy Statement and form of proxy, is not a part of the proxy soliciting material.
ITEMS OF BUSINESS	(1) To elect four members of the Board of Directors for three-year terms.
(2) To approve the appointment of KPMG LLP as our independent auditors for the 2003 fiscal year.
(3) To approve a proposal to amend the Certificate of Incorporation to eliminate the classification of the Board of Directors.
(4) To vote on one shareholder proposal if properly presented at the Meeting.
(5) To transact such other business as may properly come before the Meeting and any adjournment or postponement.
RECORD DATE	You can vote if you are a shareholder of record on February 28, 2003.
ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING	It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. Most shareholders also can vote their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the Meeting by following the instructions in the accompanying Proxy Statement.

Margaret M. Foran

March 14, 2003                                                                                                                                          Secretary

TABLE OF CONTENTS

Page

PROXY STATEMENT	1
Annual Meeting Admission	1
Webcast of the Annual Meeting	1
Shareholders Entitled to Vote	1
Revocation of Proxies	1
Vote by Telephone	2
Vote on the Internet	2
Vote by Mail	2
Voting at the Annual Meeting	2
Consolidation of Your Vote	3
Householding Information	3
List of Shareholders	3
Required Vote	3
Voting on Other Matters	4
Electronic Delivery of Proxy Materials and Annual Report	4
Cost of Proxy Solicitation	4
Section 16(a) Beneficial Ownership Reporting Compliance	5
GOVERNANCE OF THE COMPANY	6
Our Corporate Governance Principles	6
Board and Committee Membership	10
The Audit Committee	10
The Corporate Governance Committee	12
The Compensation Committee	13
The Executive Committee	13
The Science and Technology Committee	13
Compensation of Non-Employee Directors	14
Fees and Benefit Plans for Non-Employee Directors	15
Related Party Transactions	15
Indemnification	16
Securities Ownership of Officers and Directors	17
ITEM 1—ELECTION OF DIRECTORS	18
Nominees for Directors Whose Terms Expire in 2006	19
Directors Whose Terms Expire in 2005	20
Directors Whose Terms Expire in 2004	21
Named Executive Officers Who Are Not Directors	24
ITEM 2—APPROVAL OF AUDITOR	25
Audit and Non-Audit Fees	25
Audit Committee Report	26
ITEM 3—AMENDMENT TO CERTIFICATE OF INCORPORATION ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS	27
ITEM 4—SHAREHOLDER PROPOSAL Relating to Payments Report	28

   Page

EXECUTIVE COMPENSATION	34
Summary Compensation Table	34
Total Options Exercised in 2002 and Year-End Values	35
Option Grants in 2002	35
Long-Term Incentive Plan Awards in 2002	36
EXECUTIVE COMPENSATION COMMITTEE REPORT	37
Overview of Compensation Philosophy and Program	37
Evaluation of Executive Performance in 2002	37
Total Compensation	37
Salaries	38
Executive Annual Incentive Awards	38
Long-Term Incentive Compensation	38
Stock Ownership Program	39
PERFORMANCE GRAPH	40
EMPLOYEE BENEFIT AND LONG-TERM COMPENSATION PLANS	41
Retirement Annuity Plan	41
Pension Plan Table	41
2001 Performance-Contingent Share Award Plan	42
Executive Annual Incentive Plan	42
2001 Stock and Incentive Plan	42
Warner-Lambert Company 1996 Stock Plan	42
Pfizer Savings Plan	43
EMPLOYMENT AND SEVERANCE AGREEMENTS	44
Employment Agreement	44
Severance Agreements	44
REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF PROXY PROPOSALS, NOMINATION OF DIRECTORS AND OTHER BUSINESS OF SHAREHOLDERS	46
ANNEX 1—Amended and Restated Charter, Audit Committee	i
ANNEX 2—Amended and Restated Charter, Corporate Governance Committee	iii
ANNEX 3—Amended and Restated Charter, Compensation Committee	iv
ANNEX 4—Charter, Science and Technology Committee	vi
ANNEX 5—Director Qualification Standards	vii
ANNEX 6—Proposed Amendments to the Company's Certificate of Incorporation	viii
DIRECTIONS TO PFIZER'S ANN ARBOR LABORATORIES	Inside Back Cover

   Pfizer Inc.
235 East 42nd Street
New York, New York 10017

PROXY STATEMENT

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Pfizer Inc. ("Pfizer," the "Company," "we," or "us"), a Delaware corporation, of proxies to be voted at our 2003 Annual Meeting of Shareholders and at any adjournment or postponement.

You are invited to attend our Annual Meeting of Shareholders on April 24, 2003, beginning at 10:00 a.m. The Meeting will be held at Pfizer's Ann Arbor Laboratories, 2800 Plymouth Road, Building 18, Ann Arbor, Michigan 48105. See the inside back cover of this Proxy Statement for directions.

Shareholders will be admitted to the Annual Meeting beginning at 9:00 a.m. Seating will be limited.

Pfizer's Ann Arbor Laboratories are accessible to disabled persons and, upon request, we will provide wireless headsets for hearing amplification. Sign interpretation also will be provided upon request. Please mail your request to the address noted below under "Annual Meeting Admission."

This Proxy Statement, form of proxy and voting instructions are being mailed starting March 14, 2003.

Annual Meeting Admission

An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Meeting, you must present proof of your ownership of Pfizer stock, such as a bank or brokerage account statement, to be admitted to the Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Pfizer stock, to:

Pfizer Shareholder Services
235 East 42nd Street, 7th Floor
New York, NY 10017

Shareholders also must present a form of personal identification in order to be admitted to the Meeting.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

Webcast of the Annual Meeting

Our Annual Meeting also will be webcast on April 24, 2003. You are invited to visit www.pfizer.com at 10:00 a.m. on April 24, 2003 to view the webcast of the Meeting.

Shareholders Entitled to Vote

Holders of Pfizer common stock at the close of business on February 28, 2003, are entitled to receive this notice and to vote their shares at the Annual Meeting. As of that date, there were _______________ shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised by:

   • written notice to the Secretary of the Company;

   • timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or

   • voting by ballot at the Annual Meeting.

HOW TO VOTE IF YOU ARE A SHAREHOLDER OF RECORD

Your vote is important. You can save us the expense of a second mailing by voting promptly. Shareholders of record can vote by telephone, on the Internet, by mail or by attending the Meeting and voting by ballot as described below. (Please Note: If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. If you vote by telephone or on the Internet you do not need to return your proxy card. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m. on April 23, 2003.

Vote by Telephone

You can vote by calling the toll-free telephone number on your proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you are located outside the U.S., Puerto Rico and Canada, see your proxy card for additional instructions.

Vote on the Internet

You also can choose to vote on the Internet. The web site for Internet voting is www.eproxyvote.com/pfe. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Vote by Mail

If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to EquiServe Trust Company, N.A. in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Pfizer Inc., c/o EquiServe Trust Company N.A., P.O. Box 8923, Edison, New Jersey 08818-9266.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Consolidation of Your Vote

You will receive only one proxy card for all the shares you hold:

   • In your own name;

   • In the Pfizer Inc. Shareholder Investment Program; or if you are a Pfizer employee,

   • In the Pfizer Savings Plan; or

   • In the Warner-Lambert Savings and Stock Plans for the U.S. or Puerto Rico (the Warner-Lambert Plans).

If you are a U.S. Pfizer employee who currently has outstanding stock options, you are entitled to give voting instructions on a portion of the shares held in the Pfizer Inc. Employee Benefit Trust (the Trust).Your proxy card will serve as a voting instruction card for the trustee.

If you do not vote your shares or specify your voting instructions on your proxy card, the administrators of the Pfizer Savings Plan and of the Warner-Lambert Plans or the trustee of the Trust will vote your shares in the same proportion as the shares for which voting instructions have been received. To allow sufficient time for voting by the trustee of the Trust and the administrators of the Plans, your voting instructions must be received by April 21, 2003.

If you hold Pfizer shares through any other Company plan, you will receive voting instructions from that plan's administrator.

Householding Information

We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of Annual Reports and/or Proxy Statements, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the Annual Report or Proxy Statement for your household, please contact our transfer agent, EquiServe Trust Company, N.A. (in writing:
P.O. Box 43069, Providence, Rhode Island 02940-3069; by telephone: in the U.S.,
1-800-733-9393; outside the U.S., Puerto Rico and Canada 1-781-575-4591.)

If you participate in householding and wish to receive a separate copy of the 2002 Annual Report or this Proxy Statement, or if you do not wish to participate in householding and prefer to receive separate copies of future Annual Reports and/or Proxy Statements, please contact EquiServe as indicated above.

Beneficial shareholders can request information about householding from their banks, brokers or other holders of record.

List of Shareholders

The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the meeting, between the hours of 8:45 a.m. and 4:30 p.m., at our principal executive offices at 235 East 42nd Street, New York, New York, by contacting the Secretary of the Company.

Required Vote

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Under New York Stock Exchange rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of Directors and the approval of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any of the shareholder proposals or on the proposal to eliminate the classification of the Board of Directors and related amendments to the Certificate of Incorporation absent instructions from you. Without your voting instructions on these items, a broker non-vote will occur.

A plurality of the votes cast is required for the election of Directors. This means that the Director nominee with the most votes for a particular slot is elected for that slot. Only votes "for" or "against" affect the outcome. Abstentions are not counted for purposes of the election of Directors.

Under the Company's By-laws, the votes cast "for" must exceed the votes cast "against" to approve the appointment of KPMG LLP as our independent auditors and to approve each of the shareholder proposals. Abstentions and broker non-votes are not counted as votes "for" or "against" these proposals.

Under our Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the outstanding common stock of the Company is required to approve the proposal to eliminate the classification of the Board of Directors and related amendments to the Certificate of Incorporation. Abstentions and broker non-votes will have the effect of votes against this proposal.

Voting on Other Matters

If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Electronic Delivery of Proxy Materials and Annual Report

The notice of Annual Meeting and Proxy Statement and the 2002 Annual Report are available on our web site at www.pfizer.com. Instead of receiving future copies of the Annual Report and Proxy Statement by mail, shareholders can elect to receive an e-mail which will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareholders of Record: If you vote on the Internet at www.eproxyvote.com/pfe, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.econsent.com/pfe and following the Vote By Net instructions.

Beneficial Shareholders: If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Cost of Proxy Solicitation

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission. We have hired Morrow & Co. to distribute and solicit proxies. We will pay Morrow & Co. a fee of $35,000, plus reasonable expenses, for these services.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Pfizer shares with the SEC and the New York Stock Exchange. Based on our records and other information, we believe that in 2002 our Directors and executive officers met all applicable SEC filing requirements, except as described below:

 • In July 2002, Loretta Cangialosi, our Controller, exercised options for 3,600 shares of Pfizer common stock. As a consequence of an administrative error, the Form 4 reporting this exercise was filed late.

   • In February 2003, Charles Hardwick, our Senior Vice President, learned that without his prior knowledge in August, September and October 2002, his portfolio manager had made three small purchases of Pfizer common stock totaling 91 shares, and in December 2002, had sold 30 shares of Pfizer stock for his account. Since Mr. Hardwick was unaware of these transactions, a Form 4 report was not timely filed.

GOVERNANCE OF THE COMPANY

Our Corporate Governance Principles

Role and Composition of the Board of Directors

1.   The Board of Directors, which is elected by the shareholders, is the ultimate decision-making body of the Company except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Company's business. Having selected the senior management team, the Board acts as an advisor and counselor to senior management and ultimately monitors its performance.

2.   The Board also plans for succession to the position of Chairman of the Board and Chief Executive Officer as well as certain other senior management positions. To assist the Board, the Chairman and CEO annually provides the Board with an assessment of senior managers and of their potential to succeed him or her. He or she also provides the Board with an assessment of persons considered potential successors to certain senior management positions.

3.   It is the policy of the Company that the positions of Chairman of the Board and Chief Executive Officer be held by the same person, except in unusual circumstances. This combination has served the Company well over a great many years. The function of the Board in monitoring the performance of the senior management of the Company is fulfilled by the presence of outside Directors of stature who have a substantive knowledge of the business.

4.   It is the policy of the Company that the Board consist of a majority of independent Directors as defined under the New York Stock Exchange rules, and as further determined under Director Qualifications Standards recommended by the Corporate Governance Committee. It is the policy of the Company that the number of Directors not exceed a number that can function efficiently as a body. The Corporate Governance Committee considers and makes recommendations to the Board concerning the appropriate size and needs of the Board. The Corporate Governance Committee considers candidates to fill new positions created by expansion and vacancies that occur by resignation, by retirement or for any other reason. Ordinarily, Directors should not serve on more than four other boards of public companies in addition to the Company Board. Current positions in excess of these limits may be maintained unless the Board of Directors determines that doing so would impair the Director's service on the Company's Board. Commencing with the current CEO, upon retirement from the Company, the former CEO will not retain Board membership. When a Director's principal occupation or business association changes substantially during his or her tenure as a Director, that Director shall tender his or her resignation for consideration by the Corporate Governance Committee. The Corporate Governance Committee will recommend to the Board the action, if any, to be taken with respect to the resignation. Candidates are selected for their character, judgment, diversity of experience, acumen and their ability to act on behalf of shareholders. Scientific expertise, prior government service and familiarity with national and international issues affecting business are among the relevant criteria. Final approval of a candidate is determined by the full Board. The Corporate Governance Committee annually reviews the compensation of Directors. All Directors are expected to own stock in the Company in an amount that is appropriate for them. All Directors will receive a part of their compensation in Stock Units which they are required to hold the entire time they serve on the Board. Directors are required to retire from the Board when they reach the age of 70. The Board, and each committee, is required to conduct a self-evaluation of its performance at least annually.

5.   It is the general policy of the Company that all major decisions be considered by the Board as a whole. As a consequence, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Executive Committee, Audit Committee, Compensation Committee, Corporate Governance Committee and Science and Technology Committee. The members and chairs of these committees are recommended to the Board by the Corporate Governance Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are made up of only independent Directors. The membership of these committees is rotated from time to time.

6.   In furtherance of its policy of having major decisions made by the Board as a whole, the Company has a full orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to Company facilities.

7.   The Compensation Committee is responsible for setting annual and long-term performance goals for the Chairman and CEO and for evaluating his or her performance against such goals. The Committee meets annually with the Chairman and CEO to receive his or her recommendations concerning such goals. Both the goals and the evaluation are then submitted for consideration by the outside Directors of the Board at a meeting or executive session of that group. The Committee then meets with the Chairman and CEO to evaluate his or her performance against such goals. The Compensation Committee also is responsible for setting annual and long-term performance goals and compensation for the direct reports to the Chairman and CEO. These decisions are approved or ratified by action of the outside Directors of the Board at a meeting or executive session of that group.

8.   The Chairman and CEO is responsible for establishing effective communications with the Company's stakeholder groups, i.e., shareholders, customers, company associates, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Company that management speaks for the Company. This policy does not preclude outside Directors from meeting with shareholders, but it is suggested that any such meetings be held with management present.

Functioning of the Board

1.   The Chairman of the Board and Chief Executive Officer sets the agenda for Board meetings with the understanding that certain items pertinent to the advisory and monitoring functions of the Board be brought to it periodically by the Chairman and CEO for review and/or decision. For example, the annual corporate budget is reviewed by the Board. Agenda items that fall within the scope of responsibilities of a Board committee are reviewed with the chair of that committee. Any member of the Board may request that an item be included on the agenda.

2.   Board materials related to agenda items are provided to Board members sufficiently in advance of Board meetings to allow the Directors to prepare for discussion of the items at the meeting.

3.   At the invitation of the Board, members of senior management recommended by the Chairman and CEO attend Board meetings or portions thereof for the purpose of participating in discussions. Generally, presentations of matters to be considered by the Board are made by the manager responsible for that area of the Company's operations. In addition, Board members have free access to all other members of management and employees of the Company and, as necessary and appropriate, Board members may consult with independent legal, financial and accounting advisors to assist in their duties to the Company and its shareholders.

4.   Executive sessions or meetings of outside Directors without management present are held regularly (at least three times a year) to review the report of the outside auditors, the criteria upon which the performance of the Chairman and CEO and other senior managers is based, the performance of the Chairman and CEO against such criteria, the compensation of the Chairman and CEO and other senior managers, and any other relevant matter. Meetings are held from time to time with the Chairman and CEO for a general discussion of relevant subjects.

5.   It is the policy of the Company that the chairs of the Audit, Compensation and Corporate Governance committees of the Board each preside as the chair at meetings or executive sessions of the outside Directors at which the principal items to be considered are within the scope of the authority of his or her committee. Experience has indicated that this practice, which has been in place on an informal basis for several decades, provides for leadership at all of the meetings or executive sessions of outside Directors without the need to designate a lead Director.

6.   The Board, under the direction of the Corporate Governance Committee, will prepare an annual performance self-evaluation.

Functioning of Committees

1.   The Audit, Compensation and Corporate Governance committees consist only of independent Directors.

2.   The frequency, length and agenda of meetings of each of the committees are determined by the chair of the committee. Sufficient time to consider the agenda items is provided. Materials related to agenda items are provided to the committee members sufficiently in advance of the meeting where necessary to allow the members to prepare for discussion of the items at the meeting.

3.   The responsibilities of each of the committees are determined by the Board from time to time.

4.   Each committee is responsible for preparing an annual performance self-evaluation.

Periodic Review

These principles are reviewed by the Board from time to time.

From time to time we revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices, and the concerns of our shareholders and other constituents. Our Corporate Governance Principles are published on our web site at www.pfizer.com, under the "Who We Are—For Investors—Corporate Governance" captions.

Other Governance Information

Presiding Director

The Chairs of our Audit, Compensation and Corporate Governance committees of the Board each preside as the chair at meetings or executive sessions of outside directors at which the principal items to be considered are within the scope of the authority of his or her committee. Our experience has indicated that this practice provides leadership at all of the meetings or executive sessions of outside directors without the need to designate a presiding director.

Communications with Directors

As noted above, the Chairs of our Audit, Compensation and Corporate Governance Committees rotate responsibility for chairing the executive sessions of our outside (non-management) directors. You may communicate with the Chair of any of these committees by sending an e-mail to auditchair@pfizer.com, compchair@pfizer.com, or corpgovchair@pfizer.com, or with our outside directors as a group by sending an e-mail to non-managementdirectors@pfizer.com.

Director Qualification Standards

Pursuant to the recently proposed New York Stock Exchange listing standards, our Board of Directors has adopted a formal set of Director Qualification Standards with respect to the determination of director independence. In accordance with these standards, a Director must be determined to have no material relationship with the Company other than as a Director. The standards specify the criteria by which the independence of our Directors will be determined, including strict guidelines for Directors and their immediate families with respect to past employment or affiliation with the Company or its independent auditor. The standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict both commercial and not for profit relationships of all Directors with the Company. Under the standards, Directors may not be given personal loans or extensions of credit by the Company, and finally, the standards demand that all Directors deal at arm's length with the Company and its subsidiaries, and disclose any circumstance that might be perceived as a conflict of interest.

The full text of our Director Qualification Standards is attached as Annex 5 to this Proxy Statement. These Standards also will be published on our web site at www.pfizer.com, under the "Who We Are—For Investors—Corporate Governance" captions.

Code of Ethics for Officers

Our Board of Directors has adopted a Code of Ethics governing our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of this Code of Ethics is published on our web site at www.pfizer.com, under the "Who We Are—For Investors—Corporate Governance" captions. We intend to disclose future amendments to, or waivers from, the Code of Ethics for Officers on our web site within two business days following the date of such amendment or waiver.

Audit Committee Financial Experts

All of our current Audit Committee members—Mr. Burt, Mr. Cornwell, Mr. Howell, Mr. Kamen and Dr. Vallès—are audit committee financial experts.

Pfizer Policies on Business Conduct

All our employees are required to abide by Pfizer's Standards of Business Conduct to insure that our business is conducted in a consistently legal and ethical manner. These Standards form the foundation of a comprehensive process that includes compliance with all corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and an abiding belief in the integrity of our employees. Our policies and procedures cover all areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business.

Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Standards of Business Conduct. The Sarbanes-Oxley Act of 2002 will require companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place, and we will monitor any rules adopted by the SEC to determine whether we need to modify our process.

The full text of our Summary of Pfizer Policies on Business Conduct is published on our web site, at www.pfizer.com, under the "Who We Are—For Investors—Corporate Governance" captions.

Board and Committee Membership

Our business, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our Chairman and Chief Executive Officer and other officers, by reviewing materials provided to them, by visiting our offices and plants and by participating in meetings of the Board and its committees.

During 2002, the Board of Directors met ten times and had four committees. Those committees consisted of an Audit Committee, a Corporate Governance Committee, a Compensation Committee, and an Executive Committee. All of our Directors attended at least 89 percent of the regularly scheduled and special meetings of the Board and Board committees on which they served in 2002, and the average attendance of Directors at all meetings during the year was 99 percent. In 2003, the Board established an additional committee, the Science and Technology Committee.

The table below provides 2002 membership and meeting information for each of the Board committees.

Name	Audit	Corporate Governance	Compensation	Executive
____	____	________	__________	_______
Dr. Brown**		X
Mr. Burns			X*	X
Mr. Burt	X*
Mr. Cornwell	X
Mr. Gray		X
Ms. Horner		X*		X
Mr. Howell	X
Dr. Ikenberry**		X		X
Mr. Lorch			X
Dr. McKinnell				X*
Dr. Mead			X
Mr. Raines**			X
Dr. Simmons		X
Dr. Vallès	X
2002 Meetings	6	6	7	0

*   Chair

**   In January 2003, Drs. Brown and Ikenberry and Mr. Raines became members of the new Science and Technology Committee. Dr. Brown is Chair of this committee.

The Audit Committee

Under the terms of its Charter, the Audit Committee meets at least six times a year, including periodic meetings held separately with management, the internal auditor and the independent auditor. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company's financial statements and internal controls, the Company's compliance with legal and regulatory requirements, the independent auditor's qualifications and independence and the performance of the Company's internal audit function and the independent auditor. In addition, the Committee is responsible for:

   • appointing and retaining (subject to approval by our shareholders), and terminating when appropriate, the independent auditor;

   • setting the independent auditor's compensation, and pre-approving all audit services to be provided by the independent auditor;

   • establishing policies and procedures for the engagement of the independent auditor to provide permitted non-audit services and pre-approving the performance of such permitted non-audit services;

   • Receiving and reviewing:

      — a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

      — other required reports from the independent auditor;

   • considering, at least annually, the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence;

   • obtaining and reviewing a report from the independent auditor describing all relationships between the auditor and the Company;

   • reviewing with the independent auditor:

—	the scope and results of the audit;
—	any problems or difficulties that the auditor encountered in the course of the audit work, and management's response; and
—	any questions, comments or suggestions the auditor may have relating to the internal controls and accounting practices and procedures, of the Company or its subsidiaries;

   • reviewing, at least annually, the scope and results of the internal audit program, including current and future programs of the Company's Internal Audit Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department;

   • reviewing with the independent auditor, the Company's Internal Audit Department, and management:

—	the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the outside auditor or management);
—	accounting practices, and disclosure controls and procedures (and related management reports), of the Company and its subsidiaries; and
—	current accounting trends and developments;
and taking such action with respect to these matters as may be deemed appropriate;

   • reviewing with management and the independent auditor the annual and quarterly financial statements of the Company, including: the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of the quarterly statements;

   • recommending to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K;

   • reviewing earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies;

   • discussing Company policies with respect to risk assessment and risk management, reviewing contingent liabilities and risks that may be material to the Company and reviewing major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks;

   • reviewing reports from management, legal counsel and third parties as determined by the Audit Committee relating to the status of compliance with laws, regulations, and internal procedures; and the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures;

   • establishing procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters;

   • establishing policies for the hiring of employees and former employees of the independent auditor;

   • obtaining the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill its responsibilities;

   • conducting an annual performance evaluation of the Audit Committee and an evaluation of the adequacy of its charter; and

   • preparing a report each year concerning compliance with its charter for inclusion in the Company's annual Proxy Statement.

A copy of the Audit Committee Charter is attached as Annex 1 to this Proxy Statement.

The Board of Directors has determined that each of the members of the Audit

Committee is "independent," as defined by the rules of the New York Stock Exchange.

The Board of Directors also has determined that each of the current members of the Audit Committee—Mr. Burt, Mr. Cornwell, Mr. Howell, Mr. Kamen and Dr. Vallès—is an "audit committee financial expert" for purposes of the SEC's rules.

The Corporate Governance Committee

Under the terms of its Charter, the Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board. This responsibility includes:

   • establishing the criteria for Board membership;

   • considering, recommending and recruiting candidates to fill new positions on the Board;

   • reviewing candidates recommended by shareholders;

   • conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

   • recommending the Director nominees for approval by the Board and the shareholders.

The Committee's additional functions are:

   • to consider questions of possible conflicts of interest of Board members and of our senior executives;

   • to monitor and recommend the functions of the various committees of the Board;

   • to recommend members of the committees;

   • to advise on changes in Board compensation;

   • to make recommendations on the structure of Board meetings; and

   • to recommend matters for consideration by the Board.

The Committee also:

   • considers matters of corporate governance, and reviews, periodically, our Corporate Governance Principles;

   • considers and reviews, periodically, Director Qualification Standards

   • reviews, periodically, our Shareholder Rights Plan;

   • establishes Director retirement policies;

   • reviews the functions of the senior officers and makes recommendations on changes;

   • reviews annually with the Chairman and CEO the job performance of elected corporate officers and other senior executives;

   • reviews the outside activities of senior executives;

   • reviews, periodically, with the Chairman and CEO the succession plans relating to positions held by elected corporate officers, and makes recommendations to the Board with respect to the selection of individuals to occupy these positions; and

   • prepares an annual performance evaluation of the Corporate Governance Committee.

The Committee may, in its sole discretion, engage director search firms. The Committee also may consult with outside advisors to assist it in carrying out its duties to the Company.

A copy of the Corporate Governance Committee Charter is attached as Annex 2 to this Proxy Statement.

The Compensation Committee

Under the terms of its Charter, the Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

   • evaluating the performance of the CEO and other elected officers in light of approved performance goals and objectives;

   • setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

   • making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

   • preparing an annual performance self-evaluation of the Compensation Committee.

In addition, the Committee:

   • administers the 2001 Stock and Incentive Plan and the 2001 Performance-Contingent Stock Award Plan;

   • determines and certifies the shares awarded under the 2001 Performance-Contingent Share Award Plan;

   • grants options and awards under the Stock and Incentive Plan;

   • advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee;

   • monitors compliance by officers with our program of required stock ownership; and

   • publishes an annual Compensation Committee Report for the shareholders.

The Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the Company's CEO and other elected officers.

A copy of the Compensation Committee Charter is attached as Annex 3 to this Proxy Statement.

The Executive Committee

The Executive Committee performs the duties and exercises the powers as may be delegated to it by the Board of Directors.

The Science and Technology Committee

The Science and Technology Committee was established in 2003. Under the terms of its Charter, the Committee is responsible for periodically examining management's direction and investment in the Company's pharmaceutical research and development and technology initiatives.

The Committee may meet privately with independent consultants and be free to speak directly and independently with any members of management in discharging its responsibilities.

In addition, the Committee will:

   • review, evaluate and report to the Board of Directors regarding the performance of the research leaders in achieving long-term strategic goals and objectives and the quality and direction of the Company's pharmaceutical research and development programs;

   • identify and discuss significant emerging science and technology issues and trends;

   • determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company's therapeutic areas;

   • review the Company's approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital);

   • evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts;

   • periodically review the Company's overall patent strategies; and

   • prepare an annual performance evaluation of the Science and Technology Committee.

A copy of the Science and Technology Committee Charter is attached as Annex 4 to this Proxy Statement.

2002 Compensation of Non-Employee Directors

2002 Cash Retainer and Meeting Fees

Director	Annual Board/Committee Retainer	Board and Business Meeting Fees	Committee Meeting Fees	Total
______	____________	_________	_________	______
Dr. Brown	30,000	31,500	9,000	70,500
Mr. Burns	32,000	28,500	9,000	69,500
Mr. Burt	32,500	36,000	9,000	77,500
Mr. Cornwell	30,000	27,000	9,000	66,000
Mr. Gray	30,000	24,000	9,000	63,000
Ms. Horner	32,000	25,500	9,000	66,500
Mr. Howell	30,000	27,000	9,000	66,000
Dr. Ikenberry	30,000	25,500	9,000	64,500
Mr. Lorch	30,000	33,000	10,500	73,500
Dr. Mead	30,000	30,000	10,500	70,500
Mr. Raines	30,000	19,500	10,500	60,000
Dr. Simmons	30,000	25,500	7,500	63,000
Mr. Steere*	28,000	30,000	4,500	62,500
Dr. Vallès	30,000	25,500	9,000	64,500

* Mr. Steere resigned as a member of the Corporate Governance Committee in June, 2002

Fees and Benefit Plans for Non-Employee Directors

Annual Cash Retainer Fees. Non-employee Directors receive an annual cash retainer fee of $26,000 per year. Non-employee Directors who serve on one or more Board committees (other than the Executive Committee) receive an additional annual fee of $4,000. In addition, the Chair of a Board committee receives an additional $2,000 per year, per committee.

Meeting Fees. Non-employee Directors also receive a fee of $1,500 for attending each Board meeting, committee meeting, the Annual Meeting of Shareholders, each day of a visit to a plant or office of ours or our subsidiaries, and for attending any other business meeting to which the Director is invited as a representative of the Company.

Unit Awards and Deferred Compensation. Under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors (the Unit Award Plan), a non-employee Director is granted an initial award of 3,600 units when he or she becomes a Director. Afterwards, each non-employee Director is granted an annual award of 3,600 units (Annual Unit Award) on the day of our Annual Meeting, provided the Director continues to serve as a Director following the Meeting. The awards under the Unit Award Plan are made in addition to the Directors' annual cash retainers and meeting attendance fees. Such units are not payable until the recipient ceases to be a Director.

On the day of the 2002 Annual Meeting of Shareholders, all of our non-employee Directors who continued as Directors were awarded 3,600 units under the Unit Award Plan.

Non-employee Directors may defer all or a part of their annual cash retainers and meeting fees under the Unit Award Plan until they cease to be Directors. At a Director's election, the fees held in the Director's account may be credited either with interest at the rate of return of the Intermediate Treasury Index Fund of the Pfizer Savings Plan, or with units. The units are calculated by dividing the amount of the fee by the closing price of our common stock on the last business day of the fiscal quarter. The number of units in a Director's account is increased by the value of any distributions on the common stock. When an individual ceases to be a Director, the amount held in the Director's account is paid in cash. The amount paid is determined by multiplying the number of units in the account by the closing price of the common stock on the last business day before the payment date.

   Retainer Unit Awards. Under the Pfizer Inc. Annual Retainer Unit Award Plan, each year, on the day of the Annual Meeting, every non-employee Director who continues to serve as a Director following the Meeting receives the equivalent of the value of his or her annual Board retainer fee in units. These awards are in addition to the Annual Unit Awards, the Directors' annual cash retainers and meeting attendance fees. The number of units awarded to the non-employee Director is based upon the five-day average of the closing trading price of our common stock on the New York Stock Exchange for the first five trading days after April 1 of each year (rounded up to the nearest unit). On the day of the 2002 Annual Meeting, all of our non-employee Directors who continued as Directors were awarded 666 units under this Plan.

   Trusts. In certain circumstances, we fund trusts established to secure our obligations to make payments to our Directors under the above benefit plans, programs or agreements in advance of the date that payment is due.

Related Party Transactions

From time to time in 2002, we asked Dr. Brown to provide consulting services in connection with our business. He received a total of $6,000 for those services. We do not anticipate that Dr. Brown will provide consulting services to us in the future.

In connection with his retirement, we entered into a consulting agreement with Mr. Steere in 2000. The agreement provides that Mr. Steere would serve as Chairman Emeritus of the Company and, when and as requested by the Chief Executive Officer, provide consulting services and advice to the Company and participate in various external activities and events for the benefit of the Company. The initial term of the agreement is for five years and will automatically extend for successive five-year terms unless Mr. Steere or the Company terminates the agreement at the end of its then current term. Mr. Steere will provide up to 30 days per year to the Company, subject to his reasonable availability, for his consulting services or his participation as a Company representative in external activities and events. He will obtain the approval of the Board of Directors before providing any consulting services, advice or service of any kind to any other company or organization that competes with us. For his services and commitments, the Company will pay Mr. Steere (i) an annual retainer of $50,000 (subject to his ability to continue to provide the contemplated services), and (ii) a fee of $5,000 for each day he renders services. We also will reimburse him for reasonable travel and living expenses that he incurs in providing these services for us. In addition, we will provide him continued lifetime access to Company facilities and services comparable to those that were made available to him by the Company prior to his retirement.

We paid Mr. Steere $50,000 in 2002 under the terms of this consulting agreement. Mr. Steere has voluntarily reimbursed the Company for all personal use of any Company services during 2002.

We incurred expenses in the following amounts in 2002 in connection with our payment of premiums for transitional coverage under Warner-Lambert's life and AD&D insurance policies for certain of the former Warner-Lambert Directors who joined our

Board after our merger with Warner-Lambert: $5,100 for Mr. Howell, and $3,180 for Mr. Lorch. These policies have been terminated.

We have business arrangements with organizations with which certain of our Directors are affiliated. However, none of these arrangements is material to either us or any of those organizations.

Independence

Under our new Director Qualification Standards, the Board of Directors has determined that every director, with the exception of Dr. McKinnell and Mr. Steere, is independent.

Indemnification

We indemnify our Directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company. This is required under our By-laws, and we have also signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

Securities Ownership of Officers and Directors

The table below shows the number of shares of our common stock beneficially owned as of February 27, 2002 (to be updated February 28, 2003) by each of our Directors and each Named Executive Officer listed in the Summary Compensation Table, as well as the number of shares beneficially owned by all of our Directors and executive officers as a group. Together these individuals beneficially own less than one percent (1%) of our common stock. The table also includes information about stock options, stock units, restricted stock and deferred performance-contingent share awards credited to the accounts of each Director and executive officer under various compensation and benefit plans.

There are currently no known beneficial owners of five percent (5%) or more of our common stock.

	Number of Shares or Units

Beneficial Owners	Common Stock		Stock-Equivalents Units		Options Exercisable Within 60 Days

Michael S. Brown	1,200		31,572	(2)	—
M. Anthony Burns	20,400		37,916	(2)	—
Robert N. Burt	2,200		28,795	(6)	—
W. Don Cornwell	1,000	(4)	36,861	(2)	—
William H. Gray III	895		52,955	(6)	—
Constance J. Horner	11,140		37,916	(2)	—
William R. Howell	6,350		44,976	(6)	—
Stanley O. Ikenberry	48,408	(4)	131,828	(2)	—
Karen L. Katen	592,170(1)		22,820	(3)	932,250
Jeffrey B. Kindler	18,454
George A. Lorch	1,750		26,655	(6)	—
Henry A. McKinnell	1,065,504	(1)(5)	53,848	(3)	2,244,158
Dana G. Mead	9,000		34,967	(2)	—
John F. Niblack	957,994				1,361,367
Franklin D. Raines	1,500		27,819	(2)	—
David L. Shedlarz	514,725	(1)(4)	23,856	(3)	564,612
Ruth J. Simmons	879		36,280	(2)	—
William C. Steere, Jr.	2,235,348	(1)(4)(5)(7)	162,066	(2)(3)	4,046,950
Jean-Paul Vallès	898,235	(4)	85,143	(2)	—
To Be Provided
All Directors and Executive Officers as a group (24 persons)	7,543,609		1,005,954	(8)	10,405,719

(1)   As of February 28, 2003, this number includes shares credited under the Pfizer Savings Plan or deferred Performance-Contingent Share Awards granted under the 2001 Performance-Contingent Share Award Plan or its predecessor Program. These plans are described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans."

(2)   As of February 28, 2003, these units are held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors and the Pfizer Inc. Annual Retainer Unit Award Plan. The value of a Director's unit account is measured by the price of our common stock. The Plans are described in this Proxy Statement under the heading "Compensation of Non-Employee Directors—Fees and Benefit Plans for Non-Employee Directors."

(3)   As of February 28, 2003, these units are held under the Supplemental Savings Plan. The value of these units is measured by the price of our common stock. The Supplemental Savings Plan is described in this Proxy Statement under the heading "Employee Compensation and Long-Term Benefit Plans—Pfizer Savings Plan."

(4)   These shares include the following number of shares held in the names of family members, as to which beneficial ownership is disclaimed: Mr. Cornwell, 400 shares; Dr. Ikenberry, 8,300 shares; Mr. Shedlarz, 2,097 shares; Mr. Steere, 4,936 shares; and Dr. Vallès, 142,320 shares.

(5)   As of February 28, 2003, this includes the following number of shares held in a Grantor Retained Annuity Trust: Dr. McKinnell, 116,419 shares; Mr. Steere, 200,000 shares.

(6)   As of February 28, 2003, this number includes units held under the Pfizer Inc. Nonfunded Deferred Compensation and Unit Award Plan for Non-Employee Directors and the Pfizer Inc. Annual Retainer Unit Award Plan. The value of a Director's unit account is measured by the price of our common stock. The Plans are described in this Proxy Statement under the heading "Compensation of Non-Employee Directors—Fees and Benefit Plans for Non-Employee Directors." This number also includes the following number of units resulting from the conversion into Pfizer units of previously deferred Warner-Lambert director compensation under the Warner-Lambert Company 1996 Stock Plan. That Plan is described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans—Warner-Lambert Company 1996 Stock Plan": Mr. Burt, 16,428 units; Mr. Gray, 40,588 units; Mr. Howell, 28,587 units; and Mr. Lorch, 10,683 units.

(7)   As of February 28, 2003, this includes 131,402 shares held in a Flint Trust for Mr. Steere.

(8)   As of February 28, 2003, this number includes, for one of our executive officers, units held under the Pfizer Inc. Deferred Compensation Plan relating to deferred bonus payments made under the Executive Annual Incentive Plan. These Plans are described in this Proxy Statement under the heading "Employee Benefit and Long-Term Compensation Plans—Executive Annual Incentive Plan."

ITEM 1—ELECTION OF DIRECTORS

The Board of Directors is divided into three classes, with one class currently consisting of four, one class currently consisting of five, and one class currently consisting of six Directors whose terms expire at successive Annual Meetings. Four Directors will be elected at the Annual Meeting to serve for a three-year term expiring at our Annual Meeting in 2006. However, if you approve our proposal to eliminate the classification of the Board of Directors, as more fully described in Item 3 of this Proxy Statement, then the term of all Directors, including those elected at the 2003 Annual Meeting, will end at the 2004 Annual Meeting of Shareholders, and all Directors will thereafter be elected for one-year terms.

The persons named in the enclosed proxy intend to vote the proxy for the election of each of the four nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

The Board of Directors has proposed the following nominees for election as Directors with terms expiring in 2006 at the Annual Meeting (or in 2004 at the Annual Meeting if our proposal to eliminate the classification of the Board of Directors and to make related amendments to the Certificate of Incorporation is approved): M. Anthony Burns, William H. Gray III, William R. Howell and Stanley O. Ikenberry.

Each nominee elected as a Director will continue in office until his successor has been elected and qualified, or until his earlier death, resignation or retirement.

The Board of Directors unanimously recommends a vote FOR the election of these nominees as Directors.

We expect each nominee for election as a Director to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board chooses to reduce the number of Directors serving on the Board.

The principal occupation and certain other information about the nominees and other Directors whose terms of office continue after the Annual Meeting are set forth on the following pages.

   Name and Age as of the
   April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2006

M. Anthony Burns	60	Chairman Emeritus since May 2002, Chairman of the Board from May 1985 to May 2002, Chief Executive Officer from January 1983 to November 2000, and President from December 1979 to June 1999 of Ryder System, Inc., a provider of transportation and logistics services. Director of The Black & Decker Corporation, J. C. Penney Company, Inc. and J. P. Morgan Chase & Co. Trustee of the University of Miami. Member of the Business Council. Our Director since 1988. Chair of our Compensation Committee and a member of our Executive Committee.
William H. Gray III	61	President and Chief Executive Officer of The College Fund/UNCF, an educational assistance organization, since 1991. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991, and at various times during his tenure, served as Budget Committee Chair and House Majority Whip. Director of Dell Computer Corporation, Electronic Data Systems Corporation, J. P. Morgan Chase & Co., MBIA Inc., Prudential Financial, Inc., Rockwell Automation Inc., Viacom Inc. and Visteon Corporation. Our Director since June 2000. Member of our Corporate Governance Committe
William R. Howell	67	Chairman Emeritus of J. C. Penney Company, Inc., a provider of consumer merchandise and services through department stores, catalog departments and the Internet, since 1997. Chairman of the Board and Chief Executive Officer of J. C. Penney Company, Inc. from 1983 to 1997. Director of American Electric Power Company, Deutsche Bank Trust Company Americas, ExxonMobil Corporation, Halliburton Company, The Williams Companies, Inc. and Viseon, Inc. Our Director since June 2000. Member of our Audit Committee.

Stanley O. Ikenberry	68	President Emeritus, Regent Professor, Department of Educational Organization and Leadership, University of Illinois, since September 2001. President, November 1996 to June 2001, of the American Council on Education, an independent nonprofit association dedicated to ensuring high-quality education at colleges and universities throughout the United States. President from 1979 through July 1995 of the University of Illinois. Director of Aquila, Inc. and Sagmore Sports Publishing, Inc. President, Board of Overseers of Teachers' Insurance & Annuity Association - College Retirement Equities Fund (TIAA-CREF). Our Director since 1982. Member of our Science and Technology Committee and of our Executive Committee.

   Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

DIRECTORS WHOSE TERMS EXPIRE IN 2005

Michael S. Brown	62	Distinguished Chair in Biomedical Sciences from 1989 and Regental Professor from 1985 at the University of Texas Southwestern Medical Center at Dallas. Co-recipient of the Nobel Prize in Physiology or Medicine in 1985 and the National Medal of Science in 1988. Member of the National Academy of Sciences. Director of Regeneron Pharmaceuticals, Inc. Our Director since 1996. Chair of our Science and Technology Committee.

Constance J. Horner	61	Guest Scholar since 1993 at The Brookings Institution, an organization devoted to nonpartisan research, education and publication in economics, government and foreign policy and the social sciences. Commissioner of the U.S. Commission on Civil Rights from 1993 to 1998. Served at the White House as Assistant to President George H. W. Bush and as Director of Presidential Personnel from August 1991 to January 1993. Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991. Director of the U.S. Office of Personnel Management from 1985 to 1989. Director of Foster Wheeler Ltd., Ingersoll-Rand Company Limited and Prudential Financial, Inc.; Fellow, National Academy of Public Administration; Trustee, Annie E. Casey Foundation; Member of the Board of Trustees of the Prudential Foundation, Member, U.S. Department of Defense Advisory Committee on Women in the Services. Our Director since 1993. Chair of our Corporate Governance Committee and member of our Executive Committee.
George A. Lorch	61	Chairman Emeritus of Armstrong Holdings, Inc., a global company that manufactures flooring and ceiling materials, since August 2000. Chairman and Chief Executive Officer of Armstrong Holdings, Inc. from May 2000 to August 2000, and its President and Chief Executive Officer from September 1993 to May 1994. Chairman of Armstrong World Industries, Inc. from May 1994 to May 2000, its President and Chief Executive Officer from September 1993 to May 2000, and a Director from 1988 to November 2000. On December 6, 2000, Armstrong World Industries Inc. filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Director of Household International, Inc. and The Williams Companies, Inc. Our Director since June 2000. Member of our Compensation Committee.

   Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

DIRECTORS WHOSE TERMS EXPIRE IN 2005
(continued)

Franklin D. Raines	54	Chairman and Chief Executive Officer of Fannie Mae, a company that provides a secondary market for residential mortgages through portfolio purchases, issuance of mortgage-backed securities, and other services, since January 1999. Director of the Office of Management and Budget for the Clinton administration from 1996 to 1998. Director of AOL Time Warner Inc. and PepsiCo, Inc. Chairman of the Corporate Governance Task Force of the Business Roundtable. A former Director of Pfizer from 1993 to 1996, Mr. Raines was re-elected to our Board in October 1998. Member of our Science and Technology Committee.

Jean-Paul Vallès	66	Chairman Emeritus of Minerals Technologies Inc. (MTI), a resource and technology-based company that develops, produces and markets specialty mineral, mineral-based and synthetic mineral products, since October 2001. Chairman of MTI from August 1992 to October 2001, and its Chief Executive Officer from August 1992 to December 2000. Formerly our Vice Chairman from March to October 1992. Director of the Board of Overseers, Leonard N. Stern School of Business, New York University. Our Director since 1980. Member of our Audit Committee.

   Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

DIRECTORS WHOSE TERMS EXPIRE IN 2004

Robert N. Burt	65	Retired Chairman and Chief Executive Officer of FMC Corporation, a company that manufactures chemicals, and FMC Technologies, Inc., a company that manufactures machinery. Mr. Burt was Chairman of the Board of FMC Corporation from 1991 to December 2001, its Chief Executive Officer from 1991 to August 2001 and a member of its Board of Directors since 1989. He was Chairman of the Board of FMC Technologies, Inc., from June 2001 to December 2001 and its Chief Executive Officer from June 2001 to August 2001. Director of Phelps Dodge Corporation. Also a Director of the Rehabilitation Institute of Chicago and Chicago Public Education Fund. Our Director since June 2000. Chair of our Audit Committee.
W. Don Cornwell	55	Chairman of the Board and Chief Executive Officer since 1988 of Granite Broadcasting Corporation, a group broadcasting company. Director of Avon Products, Inc. and CVS Corporation. Also a Director of Wallace-Reader's Digest Funds and the Telecommunications Development Fund. Trustee of Big Brothers/Sisters of New York and Mt. Sinai University Medical Center. Our Director since February 1997. Member of our Audit Committee.

Henry A. McKinnell	60	Chairman of our Board since May 2001. Our Chief Executive Officer since January 2001. Our President from May 1999 to May 2001, and President, Pfizer Pharmaceuticals Group, the principal operating division of the Company, from January 1997 to April 2001. Chief Operating Officer from May 1999 to December 2000 and Executive Vice President from 1992 to 1999. Director of ExxonMobil Corporation, Moody's Corporation and John Wiley & Sons, Inc. Dr. McKinnell is Chairman Emeritus of the Pharmaceutical Research and Manufacturers of America (PhRMA). Member of the Business Roundtable (BRT), Vice Chairman of the BRT's Corporate Governance Task Force and Chairman of its SEC subcommittee. Director of the Trilateral Commission and the Business Council, and Chairman of the Stanford University Graduate School of Business Advisory Council. Chairman Emeritus of the Business-Higher Education Forum, a Fellow of the New York Academy of Medicine, Member of the Presidential Advisory Council on HIV/AIDS, and a member of the Boards of Trustees of the New York City Public Library, the New York City Police Foundation and the Economic Club of New York. Our Director since June 1997. Chair of our Executive Committee and a member of the Pfizer Leadership Team.

  Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

DIRECTORS WHOSE TERMS EXPIRE IN 2004
(continued)

Dana G. Mead	67	Retired Chairman and Chief Executive Officer of Tenneco, Inc. Chairman and Chief Executive Officer of Tenneco, Inc. from 1994 to 1999. Chairman of two of the successor companies of the Tenneco conglomerate, Tenneco Automotive Inc. and Pactiv Corporation, global manufacturing companies with operations in automotive parts and packaging, from November 1999 to March 2000. Director of Zurich Financial Services. Chairman of the Board of the Ron Brown Award for Corporate Leadership. Director of the Center for Creative Leadership and the Logistics Management Institute. Member of the Massachusetts Institute of Technology Corporation and a Lifetime Trustee of the Association of Graduates, U.S. Military Academy, West Point. Former Chairman of the Business Roundtable and of the National Association of Manufacturers. Our Director since January 1998. Member of our Compensation Committee.
Ruth J. Simmons	57	President since July 1, 2001, of Brown University. President, from 1995 to 2001, of Smith College. Vice Provost of Princeton University from 1992 to 1995. Director of The Goldman Sachs Group, Inc. and Texas Instruments Incorporated. Trustee of the Carnegie Corporation of New York. Member of the National Academy of Arts and Sciences, the American Philosophical Society, and the Council on Foreign Relations. Our Director since January 1997. Member of our Corporate Governance Committee.

William C. Steere, Jr.	66	Chairman Emeritus of Pfizer Inc. since July 2001. Chairman of our Board from 1992 to April 2001 and our Chief Executive Officer from February 1991 to December 2000. Director of Dow Jones & Company, Inc., MetLife, Inc. and Minerals Technologies Inc. Director of the New York University Medical Center and the New York Botanical Garden. Member of the Board of Overseers of Memorial Sloan-Kettering Cancer Center. Our Director since 1987.

  Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

DIRECTORS’ OTHER INFORMATION

Harry P. Kamen	Harry P. Kamen, our Director since 1996, will not be standing for re-election.

To Be Provided

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Karen L. Katen	54	Our Executive Vice President and President of Pfizer Pharmaceuticals Group, the Company's worldwide pharmaceutical organization, since April 2001. President of our U. S. Pharmaceuticals Group from 1995 to July 2002. Senior Vice President of the Company from May 1999 to 2001; Executive Vice President of the Global Pfizer Pharmaceuticals Group since 1997. She is a Director of General Motors Corporation and Harris Corporation and also serves on the International Council of J. P. Morgan Chase & Co. Ms. Katen, a member of the Pfizer Leadership Team, joined us in 1974.

David L. Shedlarz	55	Our Executive Vice President since 1999 and our Chief Financial Officer since 1995. Mr. Shedlarz was appointed a Senior Vice President in January 1997 with additional worldwide responsibility for our former Medical Technology Group. He is a Director of Pitney Bowes Inc., a member of the J. P. Morgan Chase & Co. National Advisory Board, Co-Chair of the Principal Financial Officers Task Force at the Business Roundtable and a member of the Advisory Council of the International Accounting Standards Board. Chairman of Junior Achievement of New York; Director of the Board of Overseers, Leonard N. Stern School of Business, New York University; and Director of the National Multiple Sclerosis Society. Mr. Shedlarz, a member of the Pfizer Leadership Team, joined us in 1976.

    Name and Age as of the
    April 24, 2003 Annual Meeting               Position, Principal Occupation, Business Experience and Directorships

   ______________________            __________________________________________________

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
(continued)

Jeffrey B. Kindler	47	Our Senior Vice President and General Counsel since January 2002. Prior to joining Pfizer, Mr. Kindler served as Chairman of Boston Market Corporation, a food service company owned by McDonald's Corporation, from 2000 to 2001, and President of Partner Brands, also owned by McDonald's, during 2001. He was Executive Vice President, Corporate Relations and General Counsel of McDonald's Corporation from 1997 to 2001, and from 1996 to 1997 served as that company's Senior Vice President and General Counsel. Mr. Kindler is a member of the Pfizer Leadership Team.

To Be Provided

John F. Niblack	64	Retired Vice Chairman of the Company. Dr. Niblack was Vice Chairman from May 1999 to September 2002, President of Pfizer Global Research and Development from June 2000 to July 1, 2002 and Executive Vice President from 1993 to May 1999. He was responsible for our Global Research and Development Division and pharmaceutical Licensing and Development. Our Director from June 1997 until his retirement on September 1, 2002.

ITEM 2—APPROVAL OF AUDITOR

The Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of KPMG LLP to serve as our independent auditor for 2003, subject to the approval by our shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The Board of Directors unanimously recommends a vote FOR the approval of KPMG LLP as our independent auditor for 2003.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for the years ended December 31, 2002, and December 31, 2001, and fees billed for other services rendered by KPMG LLP during those periods: Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

	2001	2002
	______________________	______________________
Audit fees:(1)	$10,042,000	$13,807,000
Audit related fees:(2)	695,000	1,768,000
Tax fees:(3)	20,885,000	10,944,000
All other fees:(4)	2,237,000	0
Total	$33,859,000	$26,519,000

(1)   Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)   Audit related fees consisted principally of audits of employee benefit plans and special procedures related to regulatory filings in 2002.

(3)   Tax fees consist principally of assistance with matters related to the merger of various Pfizer and Warner-Lambert corporate entities throughout the world as well as tax compliance and reporting.

(4)   All other fees in 2001 consisted principally of project management assistance, development of a supplier catalog and year-end closing support for subsidiaries.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year's audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

   1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

   2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

   3. Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

   4. Other Fees are those associated with services not captured in the other categories. The Company generally doesn't request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors' provision of non-audit services to the Company is compatible with the auditors' independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder approval, the selection of the Company's independent auditors.

The Audit Committee:

Mr. Burt (Chair)	Mr. Howell
Mr. Cornwell	Mr. Kamen
Dr. Vallès

ITEM 3—AMENDMENT TO CERTIFICATE OF INCORPORATION
ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

Article Seventh of the Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class being elected every three years, and contains provisions relating to such classification concerning the filling of Director vacancies and the removal of Directors. The Board of Directors has determined that the Certificate of Incorporation should be amended to repeal these provisions of Article Seventh and to make certain conforming changes as appropriate, and has unanimously adopted a resolution approving the amendment, declaring its advisability and recommending such amendment to our shareholders.

If the proposed amendment is approved by our shareholders, the classified Board will be eliminated, the current term of office of each Director will end at the 2004 Annual Meeting of Shareholders, and Directors will thereafter be elected for one-year terms at each Annual Meeting of Shareholders. Furthermore, any Director chosen as a result of the newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Shareholders.

A classified board of directors has the effect of making it more difficult for a substantial shareholder to gain control of a board of directors without the approval or cooperation of incumbent directors and therefore may deter unfriendly and unsolicited takeover proposals and proxy contests. On the other hand, a classified board of directors makes it more difficult for shareholders to change a majority of directors even where a majority of shareholders are dissatisfied with the performance of incumbent directors. Many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these policies.

The Board of Directors examined the arguments for and against continuation of the classified Board, in light of the size and financial strength of the Company, listened to the views of a number of its shareholders, and determined that the classified Board should be eliminated. The Board believes that all Directors should be equally accountable at all times for the Company's performance and that the will of the majority of shareholders should not be impeded by a classified board.

The proposed amendment will allow shareholders to review and express their opinions on the performance of all Directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected.

The text of the proposed amendment and related amendments to the Certificate of Incorporation is attached as Annex 6 to this Proxy Statement.

The Board of Directors unanimously recommends a vote FOR the approval of the proposal to eliminate the classification of the Board of Directors and related amendments to the Certificate of Incorporation.

ITEM 4—SHAREHOLDER PROPOSAL RELATING TO A PAYMENTS REPORT

The Adrian Dominican Sisters, 1257 East Sienna Heights Drive, Adrian, Michigan 49221-1793, owners of 100 shares of Pfizer common stock, along with the following co-filers: American Baptist Churches USA, P.O. Box 851, Valley Forge, Pennsylvania 19482-0851, owners of 70 shares of Pfizer common stock; Catholic Health Initiatives, 1999 Broadway, Suite 2600, Denver, Colorado 80202, owners of 577,175 shares of Pfizer common stock; Charitable Trust of the Sisters of Mercy, Region of Detroit, 205 Avenue C, 10E, New York, New York 10009, owners of 8,800 shares of Pfizer common stock; Mercy Consolidated Asset Management Program, 205 Avenue C, 10E, New York, New York 10009, owners of 23,200 shares of Pfizer common stock; Providence Trust, 515 SW 24th Street, San Antonio, Texas 78207-4619. owners of 20,000 shares of Pfizer common stock; Congregation of the Sisters of Charity of the Incarnate Word, P.O. Box 230969, 6510 Lawndale, Houston, Texas 77223-0969, owners of at least $2,000 in market value of shares of Pfizer common stock; Corporation of the Convent of the Sisters of Saint Joseph, 9701 Germantown Avenue, Philadelphia, Pennsylvania 19118, owners of 79,300 shares of Pfizer common stock; Catholic Health East, 14 Campus Boulevard, Newton Springs, Pennsylvania 19073, owners of 81,200 shares of Pfizer common stock; Christus Health, 2600 North Loop West, Houston, Texas 77092, owners of 164,150 shares of Pfizer common stock; Sisters of Charity of Cincinnati, 5900 Delhi Road, Mount Saint Joseph, Ohio 45051, owners of 97,000 shares of Pfizer common stock; Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, California 94111-1024, owners of 200 shares of Pfizer common stock; Sisters of Charity of New York, 6301 Riverdale Avenue, Bronx, New York 10471, owners of 8,625 shares of Pfizer common stock; and the Sisters of St. Joseph of La Grange, 1515 West Ogden Avenue, La Grange Park, Illinois 60526-1721, owners of at least $2,000 in market value of shares of Pfizer common stock, have indicated that they will introduce the following resolution at the Annual Meeting:

WHEREAS:

The filers of this resolution believe that disclosure and transparency are necessary components for a company's credibility at this time;

Pharmaceutical companies give rebates to pharmacy benefits managers (PBM's) in exchange for putting manufacturers' products on the PBM's list of approved drugs ("formulary");

Estimates state that these payments add up to 10% of the $122 billion which Americans spend on prescription drugs every year;

Critics accuse pharmaceutical companies of hiding such payments from clients and auditors by calling them educational grants, data sales fees, or health management fees;

A federal prosecutor in Philadelphia, in demanding certain documents from a pharmacy benefits manager, has suggested that such documents will show secret payments from drug companies to support the preference for certain drugs;

In October 2002, the Department of Health and Human Services (DHHS) issued new standards, prohibiting pharmaceutical companies from offering to healthcare professionals, financial incentives or other tangible benefits to encourage or recommend particular drugs;

By law, pharmaceutical companies must give Medicaid their lowest retail price ("best price") which must take into consideration the financial incentives that manufacturers have given PBM's. The more rebates, the lower the price of the drug.

However, if drug manufacturers do not call the payment a "rebate," they do not have to factor the payment into the "best price" calculations.

Additionally, when a new drug comes on the market, the maker of the old drug often pays the PBM's more money to keep the old drug on the "formulary," passing on those fees to consumers in the form of higher prices;

Some have called this a "market structure based on reverse and perverse economics;" PBM's get paid more for doing what increases drug spending, than for decreasing it. Employers, state legislatures, and a current federal investigation question these practices.

DHHS is concerned that industry's marketing practices could improperly drive up costs for Medicare and Medicaid;

State government budgets, squeezed by rising pharmaceutical costs for employees, have initiated legal actions to:

Negotiate directly with pharmaceutical companies;

Force PBM's to share rebates with clients and to open their books;

The American Medical Association (AMA) has launched a campaign, reminding members about their ethical guidelines to avoid pharmaceutical company rewards for writing prescriptions;

The New England Journal of Medicine (Feb. 14, 2002) reported that marketing to physicians remains the primary focus of drug company marketing efforts, representing approximately $13.2 billion in 2000;

The filers of this resolution believe that, for the good name of our company, transparency with regard to these payments is necessary at this time.

THEREFORE BE IT RESOLVED:

Shareholders request the Board of Directors to issue a report disclosing:

1. The extent and types of payments/incentives/rebates to doctors, pharmacy benefit managers and other pharmaceutical purchasers, made in order to influence the selection of a particular drug;

2. The company's response to, and planned implementation of, the finalized DHHS standards.

The Report, prepared at reasonable cost and omitting proprietary information, would be made available to shareholders two months after the standards have been finalized

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE RESOLUTION

The Board of Directors believes that this shareholder resolution is not in the best interests of the Company, its customers or its shareholders.

The practice of providing rebates on sales to major purchasers is a standard practice in today's competitive business environment. Pfizer offers such rebates on competitive terms in order to ensure patient access to our products. This practice is also consistent with prudent management of health care costs by purchasers. Adopting the proposed resolution would require us to disclose information that would violate our agreements with our buyers, make it more difficult to do business and seek continued growth in shareholder value, and increase overall costs for our customers.

Pfizer's reporting of rebates is fully transparent. The Company's policy is that all reductions in price offered to our customers to ensure patient access to our products will be reported as rebates. Furthermore, in compliance with Federal Law, we include all rebates in our "best price" calculation for sales to Medicaid programs. These payments are reviewed frequently by internal and external auditors. Pfizer does not engage in "secret" payments to obtain preferential treatment for certain drugs, nor do we hide payments from government programs. We report the aggregate amount of our rebate payments to the Medicaid program in our annual report.

With respect to the recently proposed guidelines on compliance programs for pharmaceutical companies issued by the Department of Health and Human Services (DHHS), we are pleased that the Department sought input from Pfizer in developing these guidelines. Your Board of Directors agrees that pharmaceutical representatives' interaction with physicians should be practiced according to extremely high ethical guidelines. Pfizer has always set the gold standard in this regard. Indeed, Pfizer was one of the leaders in developing the revised code of conduct that was recently adopted by PhRMA. We pride ourselves on making continuous efforts to set high standards of ethical guidelines - guidelines that go beyond the law's requirements.

Our sales force has for many years been acknowledged as the leader in our industry. We have earned that reputation by ensuring that our representatives are well trained and educated, and that they earn the respect of our customers by demonstrating professional and ethical behavior. Guidelines concerning compliance to all such standards have been in place at Pfizer for many years. The Company provides extensive training to our sales force, has a well-established open door policy and also offers a hotline to handle specific inquiries or concerns. The industry's response to the proposed compliance guidelines, issued by Pfizer and 18 of its peers at the request of the DHHS - Office of Inspector General, indicates our support for the majority of the proposed compliance provisions.

Your Board of Directors urges that you vote against this resolution for the following reasons: that rebates, which benefit both shareholders and consumers, constitute a reasonable component of Pfizer's business strategy; that the Company's policies on rebating already ensure compliance to contractual and legal obligations; that Pfizer has long been a leader in setting high ethical standards for the pharmaceutical industry; that programs designed to ensure strict compliance to high standards of behavior are already in place; and that we have already indicated our support for the majority of the proposed DHHS guidelines.

The Board of Directors therefore unanimously recommends a vote AGAINST this shareholder proposal.

EXECUTIVE COMPENSATION

	Summary Compensation Table

	Annual Compensation				Long-Term Compensation

					Awards			Payouts

Name and Principal Position	Year			Other Annual Compensation(2) ($)	Restricted Stock Awards(3) ($)	Securities Underlying Options (#)		LTIP Payouts(5) ($)	All Other Compensation ($)
		Salary ($)	Bonus(1) ($)

Dr. McKinnell Chairman and CEO	2002	1,809,900		25,518	0	900,000		4,995,648	205,915	(6)
	2001	1,516,667	2,780,800	28,123	0	800,000		7,920,000	117,743	(6)
	2000	984,100	1,426,900	38,809	1,408,826	330,000		4,930,892	83,084	(6)

Ms. Katen Executive V.P.; President- Pfizer Pharmaceuticals Group and President- U.S. Pharmaceuticals	2002	984,100		22,039	0	250,000		2,695,392	90,871	(6)
	2001	854,625	1,043,400	30,448	0	330,000		4,108,500	63,397	(6)
	2000	698,800	730,300	12,853	688,282	165,000		2,408,986	53,772	(6)

Mr. Shedlarz Executive V.P. and CFO	2002	834,000		19,471	0	200,000		2,328,480	70,369	(6)
	2001	772,800	736,900	21,577	0	330,000		3,861,000	59,860	(6)
	2000	695,100	723,700	14,912	763,562	160,000		2,672,468	53,508	(6)

Mr. Kindler Senior V.P. and General Counsel	2002	725,000		30,258	798,000	150,000		0	613,226	(7)
	2001	0	0	0	0	0		0	0
	2000	0	0	0	0	0		0	0

To Be Provided	2002
	2001								0
	2000								0

Dr. Niblack Former Vice Chairman*	2002	686,067		12,871	0	275,000	(4)	0	78,301	(6)
	2001	944,600	1,062,700	23,786	0	450,000		5,890,500	75,080	(6)
	2000	832,500	932,400	23,684	1,096,949	210,000		3,839,321	69,128	(6)

*	Dr. Niblack served as Vice Chairman from 1999 until his retirement on September 1, 2002.
(1)	The amounts shown in this column constitute the Annual Incentive Awards made to each officer based on the Board's evaluation of each officer's performance. These awards are discussed in further detail in the Compensation Committee Report.
(2)	The amounts shown in this column represent tax payments made by us on behalf of each officer relating to his or her use of Company transportation and personal financial counseling. For Mr. Kindler, the amount also includes tax payments relating to temporary housing costs incurred in connection with his relocation to New York.
(3)	The amounts shown in this column represent the dollar value of the Company's common stock on the date of grant of the restricted stock. All grants of restricted stock are made under our 2001 Stock and Incentive Plan, or were made under its predecessor Plan.
On February 21, 2001, Dr. McKinnell received a grant of 31,440 shares of common stock, Ms. Katen received a grant of 15,360 shares of common stock, Mr. Shedlarz received a grant of 17,040 shares of common stock and ________________ received a grant of ______ shares of common stock. All of these restricted stock grants vested on February 21, 2002. These restricted stock grants related to 2000 compensation.
On January 2, 2002, Mr. Kindler received a grant of 20,000 shares of common stock. This restricted stock grant vests one fifth, each year, beginning on January 2, 2003.
Dividends are paid during the restricted period on all restricted shares.
As of December 31, 2002, the aggregate number of shares of restricted stock held by the officers, and the dollar value of such shares was: Dr. McKinnell, 50,000 shares ($1,528,500); Ms. Katen, 0 shares ($0 ); Mr. Shedlarz, 0 shares ($0 ); Mr. Kindler, 20,000 shares ($611,400); ____________, _________ shares ($ ______ ); and Dr. Niblack 0 shares ($0). The dollar values are based on the closing price of our common stock on December 31, 2002.
(4)	This stock option grant was forfeited upon Dr. Niblack's retirement.
(5)	The 2002 payout represents the dollar market value of shares of our common stock on February 27, 2003 (the payment date), earned under the Company's previous Performance-Contingent Share Award Program using the closing sales price of our common stock ($29.40 ) on the New York Stock Exchange on that date. The number of Performance-Contingent Shares awarded to each Named Executive Officer was as follows: Dr. McKinnell, 169,920 shares; Ms. Katen, 91,680 shares; Mr. Shedlarz, 79,200 shares; Mr. Kindler, 0 shares;__________, _________ shares; Dr. Niblack, 0 shares and all Executive Officers as a group, _________ shares.
(6)	The amounts shown represent Company matching funds under the Pfizer Savings Plan (a tax-qualified retirement savings plan) and related Supplemental Plan, which are discussed under the heading "Employee Benefit and Long-Term Compensation Plans."
(7)	The amount shown includes a $450,000 sign-on payment as well as $43,141, the value of housing provided by Pfizer to Mr. Kindler, and $120,085 for relocation costs in connection with his relocation to New York.

Total Options Exercised in 2002 and Year-End Values

This table gives information for options exercised by each of the Named Executive Officers in 2002 and the value (stock price less exercise price) of the remaining options held by those executive officers at year-end, using the average ($30.52) of the high and low trading price of our common stock on December 31, 2002.

			Number of Securities Underlying Unexercised Options Held at 12/31/02		Value of Unexercised In-The-Money Options at 12/31/02

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)

Dr. McKinnell	0	0	1,937,158	1,978,000	33,257,888	0
Ms. Katen	0	0	818,250	775,000	12,598,656	0
Mr. Shedlarz	0	0	451,612	725,000	1,190,280	0
Mr. Kindler	0	0	0	150,000	0	0
To Be Provided
Dr. Niblack	0	0	1,174,950	732,000	16,068,780	0

Option Grants in 2002

This table shows all options to purchase our common stock granted to each of our Named Executive Officers in 2002 and the potential value of such grants at stock price appreciation rates of 0%, 5% and 10%, compounded annually over the maximum ten-year term of the options. Also shown is the potential gain of all outstanding shares of common stock held by our shareholders as of December 31, 2002, using the same exercise price ($41.30) and appreciation rates and compounded over the same ten-year period. The 5% and 10% rates of appreciation are required to be disclosed by SEC rules and are not intended to forecast possible future appreciation, if any, in our stock price.

	Individual Grants					Potential Realizable Value at Assumed Annu al Rates of Stock Price Appreciation of Option Term ($)

Name	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)(3)	Expiration Date	0%	5%	10%

Dr. McKinnell	900,000	(1)	1.22%	41.30	2/27/12	0	23,376,013	59,239,407
Ms. Katen	253,000	(1)	0.34%	41.30	2/27/12	0	6,571,257	16,652,856
Mr. Shedlarz	200,000	(1)	0.27%	41.30	2/27/12	0	5,194,670	13,164,313
Mr. Kindler	150,000	(2)	0.20%	39.65	1/1/12	0	3,740,351	9,478,783
To Be Provided
Dr. Niblack	0		0.00%	N/A	N/A	0	0	0
Potential Gain for all shareholders at Assumed Appreciation Rates							160,058,946,692	405,620,796,553

(1)   Option grants for Named Executive Officers who received grants in 2002 consisted of grants that are exercisable, one-third on each anniversary date, beginning on February 28, 2005 .

(2)   This option grant consists of grants that are exercisable, one-third on each anniversary date, beginning on January 1, 2005.

(3)   The exercise price for all stock option grants is the fair market value of our common stock on the date of the grant.

Long-Term Incentive Plan Awards in 2002

This table gives information concerning the participation of the Named Executive Officers in a long-term compensation plan called the 2001 Performance-Contingent Share Award Plan. Under this plan, they were awarded the right to earn shares of our common stock (Performance-Contingent Shares). Actual payouts of these Performance-Contingent Shares, if any, will be determined by a non-discretionary formula, which measures our performance over a five-year period using total shareholder return (including reinvestment of dividends) and growth in diluted earnings per share, measured over the performance period relative to the industry Peer Group. If our minimum performance in both measures is below the threshold level relative to the Peer Group, then no Performance Contingent Shares will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level relative to the Peer Group, a varying amount of shares of common stock up to the maximum will be earned. These awards are also discussed in the Compensation Committee Report.

			Estimated Future Payouts Under Non-Stock-Price-Based Plans

Name	Number of Shares(1)	Performance Period (or Other Period Until Maturation or Payment)	Threshold(2) (#)	Target (#)	Maximum (#)

Dr. McKinnell	*	1/1/03-12/31/07	33,000	198,000	330,000
Ms. Katen	*	1/1/03-12/31/07	14,500	87,000	145,000
Mr. Shedlarz	*	1/1/03-12/31/07	9,800	58,800	98,000
Mr. Kindler	*	1/1/03-12/31/07	8,450	50,700	84,500
To Be Provided	*	1/1/03-12/31/07
Dr. Niblack	*	1/1/03-12/31/07	N/A	N/A	N/A

(1)   The actual number of Performance-Contingent Shares that will be paid out at the end of the applicable period, if any, cannot be determined because the shares earned by the Named Executive Officers will be based upon our future performance compared to the future performance of the Peer Group.

(2)   If our minimum performance in both measures is below the threshold level relative to the Peer Group, then no Performance Contingent Shares will be earned. To the extent the Company's performance on either or both measures exceeds the threshold performance level relative to the Peer Group, a varying amount of shares of common stock up to the maximum will be earned.

Compensation Committee Report

Overview of Compensation Philosophy and Program

The Compensation Committee establishes the salaries and other compensation of the executive officers of the Company, including its Chairman and CEO and other executive officers named in the Compensation Table (the "Named Executive Officers"). The Committee consists entirely of independent Directors who are not officers or employees of the Company.

The Company's executive compensation program consists of salaries, Executive Annual Incentive Awards and long-term incentive compensation and is designed to:

   • retain executive officers by paying them competitively, motivate them to contribute to the Company's success and reward them for their performance;

   • link a substantial part of each executive officer's compensation to the performance of both the Company and the individual executive officer; and

   • encourage significant ownership of Company common stock by executive officers.

The Committee also intends that all incentive compensation paid to the Named Executive Officers will be deductible for federal income tax purposes.

Evaluation of Executive Performance in 2002

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the Chairman and CEO and the Company's other executive officers.

In 2002, the Committee considered management's continuing achievement of its short and long-term goals, including:

   • the financial, operational and strategic merits of business development, notably the acquisition of Pharmacia;

   • improving operating margins;

   • revenue growth versus industry;

   • earnings-per-share growth;

   • exceeding the merger-related synergy/cost savings targets relating to the Warner-Lambert merger;

   • continued optimization of organizational effectiveness and productivity;

   • the breadth of the current product portfolio, and the acceptance of those products in the marketplace, which drove considerable sales growth, resulting in furthering the Company's position as the number one pharmaceutical company; and

   • the number of promising product candidates under development by the Company.

The Committee also considers management's responses to the changes occurring within the global marketplace for health-care products and services. The unprecedented discovery by the pharmaceutical industry of innovative medicines that effectively treat chronic as well as acute health problems has focused attention on the issues of access and adequate third-party coverage for prescription drugs, particularly for low-income individuals and the elderly. It is the Committee's opinion that management continues to effectively develop and implement strategies within the marketplace and at the local and federal levels of government to address these issues, enabling the Company to remain a leader in the health-care industry. In December 2002 Pfizer announced new and expanded initiatives designed to address the growing threat to human health posed by the HIV/AIDS pandemic. The success of these efforts and their benefits to the Company cannot, of course, be quantifiably measured, but the Committee believes they are vital to the Company's continuing success.

Total Compensation

To establish target total compensation levels of Company executives, the Committee considers total compensation in the competitive market. The total compensation package for each executive is then broken down into the three basic components indicated above, as discussed in more detail below. No executive officer of the Company is receiving compensation from any subsidiary or affiliated organization of the Company. The Committee intends to continue its strategy to compensate its executives by maintaining its emphasis on performance-based incentive compensation. While target salary and bonus levels are set at the median of the Peer Group, based on available public data and the analysis of its outside compensation advisors, the total compensation of Dr. McKinnell and the other Named Executive Officers apart from Dr. Niblack generally fell in the upper quartile of total compensation paid to executives holding equivalent positions in our Peer Group companies. The Committee believes that this position was consistent with the outstanding performance of the Company compared to the Peer Group.

Salaries

The 2002 salaries of the Named Executive Officers are shown in the "Salary" column of the Summary Compensation Table. Dr. McKinnell, received a salary of $1,809,900 for 2002. For 2003, it has been set at $x,xxx,xxx.

Executive Annual Incentive Awards

In 1997, the Board of Directors adopted and the shareholders approved the Pfizer Inc. Executive Annual Incentive Plan. Under the terms of this Plan a maximum award of 0.3% of Adjusted Net Income as defined in the Plan was established for each employee participating in the Plan. This maximum exceeds the current level of Annual Incentive Awards made by the Committee and the Committee will continue to base the awards on Company and individual performance criteria within the established maximum.

For 2002, an Annual Incentive Award of $x,xxx,xxx for Dr. McKinnell was approved by the Committee and confirmed by the Board. The Annual Incentive Awards for 2002 paid to each of the Named Executive Officers are shown in the "Bonus" column of the Summary Compensation Table.

Long-Term Incentive Compensation

In 2002, Dr. McKinnell and the other executive officers participated in the Company's long-term incentive compensation program consisting of stock options and Performance-Contingent Share Awards.

Stock options granted to Dr. McKinnell and the other Named Executive Officers, when combined with the value of the Performance-Contingent Shares that these officers may potentially earn, are targeted to fall at the 75th percentile of the value of long-term incentives granted by the Peer Group to executive officers holding comparable positions. This targeted positioning is intended to support sustained exceptional performance, given the long-term, high-risk nature of our core business.

(a) Stock Options

The Committee granted stock options to each executive officer in February 2002 under the Company's 2001 Stock and Incentive Plan.

The Named Executive Officers apart from Dr. Niblack were awarded the number of stock options shown in the table headed "Option Grants in 2002." As shown in the table, the stock option grants vest ratably on the third, fourth and fifth anniversary of the stock option grant. Dr. McKinnell was awarded 900,000 stock options in 2002.

(b) Performance-Contingent Share Awards

The Committee established awards for Dr. McKinnell and other executive officers, apart from Dr. Niblack, including the other Named Executive Officers, for the 2003-2007 performance period under the 2001 Performance-Contingent Share Award Plan. Payments pursuant to the awards are determined by using a non-discretionary formula comprised of the following two performance criteria measured over the applicable performance period relative to the performance of the Peer Group:

   • total shareholder return; and

   • diluted earnings per share growth.

The performance formula weighs each criterion equally. If our performance in both measures is below the threshold level relative to the Peer Group, then no Performance-Contingent Shares will be earned. To the extent that the Company's performance on either or both measures exceeds the threshold performance level relative to the Peer Group, a varying amount of shares of common stock up to the maximum will be earned.

Based on the Company's performance during the 1998-2002 performance period, Dr. McKinnell and the other Named Executive Officers earned xxx,xxx Performance-Contingent Shares under the Program award formula described above.

The total number of shares earned by each of the Named Executive Officers for the 1998-2002 Program is shown in footnote 5 to the "LTIP Payouts" column of the Summary Compensation Table. The number of Performance-Contingent Shares that the Named Executive Officers may earn at the end of the five-year performance period 1/1/2003-12/31/2007 is shown in the table headed "Long-Term Incentive Plan Awards in 2002." Dr. McKinnell earned xxx,xxx shares for the 1998-2002 performance period, and the number of Performance-Contingent Shares that Dr. McKinnell may earn at the end of the five-year performance period (1/1/2003-12/31/2007) will range from 0 to xxx,xxx.

Stock Ownership Program

The Company maintains stock ownership requirements for its executive and other officers. "Stock ownership" is defined as stock owned by the executive officer directly or through the Company's Savings Plan, or awarded pursuant to the 2001 Performance-Contingent Share Award Plan or its predecessor Performance-Contingent Share Award Program, and subsequently deferred. Under the current guidelines of the program established by the Committee, employee Directors (currently Dr. McKinnell) are required to own Company common stock equal in value to at least five times their annual salaries. The program also extends to the other Named Executive Officers and other members of the Pfizer Leadership Team, who are required to own Company common stock equal in value to at least four times their annual salaries. All other elected corporate officers are required to own Company stock with a value equivalent to three times their annual salaries, and all other participants in the 2001 Performance-Contingent Share Award Plan are required to own an amount equal in value to their annual salaries. The Committee has determined that, as of February 28, 2003, all employees covered by these guidelines met their ownership targets.

The Compensation Committee:

Mr. Burns (Chair)
Mr. Lorch
Dr. Mead

Performance Graph

This graph compares our total shareholder returns (assuming reinvestment of dividends), the Standard & Poor's 500 Composite Stock Index (S&P 500), and an industry peer index compiled by us that consists of several companies (the Peer Group).(1) The graph assumes $100 invested at the per-share closing price of the common stock on the New York Stock Exchange Composite Tape on December 31, 1997, in Pfizer and each of the indices.

	1997	1998	1999	2000	2001	2002
PFIZER	100.0	168.9	132.6	189.7	166.0	129.2
PEER GROUP	100.0	142.5	128.8	169.9	144.9	116.5
S&P 500	100.0	128.6	155.6	141.5	124.7	97.1

(1)   The following companies comprise the Peer Group(A): Abbott Laboratories, Baxter International Inc., Bristol-Myers Squibb Company, Colgate-Palmolive Company, Johnson & Johnson, Eli Lilly and Company, Merck and Co., Inc., Pharmacia Corporation(B), Schering-Plough Corporation, and Wyeth (formerly American Home Products Corporation). The Peer Group consolidation was done on a weighted average basis (market capitalization basis, adjusted at the beginning of each year).

   (A)   Pfizer merged with Warner-Lambert Company in 2000. Warner-Lambert Company was included as part of our Peer Group in our Proxy Statements from 1996 to 1999.

   (B)   Pharmacia & Upjohn, Inc. merged with Monsanto Company to form Pharmacia Corporation in 2000.

Employee Benefit and Long-Term Compensation Plans

Retirement Annuity Plan

The Retirement Annuity Plan (the Retirement Plan) is a funded, tax-qualified, noncontributory defined-benefit pension plan that covers certain employees, including the Named Executive Officers. Benefits under the Retirement Plan are based upon the employee's years of service and the employee's highest average earnings for a five calendar-year period with us and/or our "Associate Companies," and are payable after retirement in the form of an annuity or a lump sum. Earnings covered by the Retirement Plan are base pay, bonus, and restricted stock awards granted under the Company's previous Stock and Incentive Plan, and Performance-Contingent Share awards granted for performance periods beginning prior to January 1, 2001. Any restricted stock awards granted after April 26, 2001, and any Performance-Contingent Share awards for periods beginning on January 1, 2001 and later, are not counted as earnings covered by the Retirement Plan. The amount of annual earnings that may be considered in calculating benefits under the Retirement Plan is limited by law. For 2003, the annual limitation is $200,000.

Benefits under our Retirement Plan are calculated as an annuity equal to the greater of:

   • 1.4 percent of the participant's highest final average earnings multiplied by years of service; or

   • 1.75 percent of such earnings less 1.5 percent of Primary Social Security benefits multiplied by years of service.

Years of service under these formulas cannot exceed 35. Contributions to the Retirement Plan are made entirely by us and are paid into a trust fund from which the benefits of participants will be paid.

The Retirement Plan currently limits pensions paid under the Plan to an annual maximum of $160,000, payable at age 65. We also have an unfunded supplemental plan that provides out of our general assets an amount substantially equal to the difference between the amount that would have been payable under the Retirement Plan, in the absence of legislation limiting pension benefits and earnings that may be considered in calculating pension benefits, and the amount actually payable under the Retirement Plan. In certain circumstances, we fund trusts established to secure obligations to make payments under the supplemental plan.

Pension Plan Table

The following table shows, for the final compensation and years of service indicated, the annual pension benefit payable commencing upon retirement at age 65 under the present benefit formula of the Retirement Plan and its related supplemental plan. The estimated retirement benefits have been computed on the assumptions that:

   • payments will be made in the form of a 50 percent joint and survivor annuity (and both the Retirement Plan member and spouse are age 65);

   • during the period of employment the employee received annual compensation increases of six percent; and

   • the employee retired as of December 31, 2002.

As of September 1, 2002, the date of his retirement, Dr. Niblack had 35 years; and as of December 31, 2002, Dr. McKinnell had 32 years; Ms. Katen had 28 years; Mr. Shedlarz had 26 years; Mr. Kindler had one year, and___________, had __ years under the Retirement Plan and the related supplemental plan.

   Years of Service

Remuneration	15	20	25	30	35
_____________	________	________	________	________	________
$ 100,000	$ 17,075	$ 22,766	$ 28,458	$ 34,149	$ 39,841
500,000	100,274	133,699	167,124	200,548	233,973
1,000,000	204,274	272,365	340,456	408,548	476,639
2,000,000	412,273	549,697	687,122	824,456	961,970
3,000,000	620,272	827,029	1,033,787	1,240,544	1,447,301
4,000,000	828,271	1,104,362	1,380,452	1,656,542	1,932,633
5,000,000	1,036,270	1,381,694	1,727,117	2,072,541	2,417,964
7,500,000	1,556,268	2,075,024	2,593,780	3,112,536	3,631,292
10,000,000	2,076,266	2,768,355	3,460,443	4,152,532	4,844,621
12,500,000	2,596,264	3,461,685	4,327,106	5,192,528	6,057,949
15,000,000	3,116,262	4,155,016	5,193,769	6,232,523	7,271,277
18,000,000	3,740,259	4,987,012	6,233,765	7,480,518	8,727,271
20,000,000	4,156,257	5,541,676	6,927,095	8,312,515	9,697,934

Compensation covered by the Retirement Plan and its related supplemental plan for the Named Executive Officers equals the amounts set forth in the 2002 "Salary," "Bonus" and "LTIP Payouts" columns of the Summary Compensation Table, as well as restricted stock awards granted prior to April 26, 2001.

2001 Performance-Contingent Share
Award Plan

Under the 2001 Performance-Contingent Share Award Plan, participating employees may be granted an opportunity by our Compensation Committee to earn shares of common stock, provided certain performance criteria are met. The performance formula is nondiscretionary and is comprised of two performance criteria:

   • total shareholder return (including reinvestment of dividends); and

   • growth in diluted earnings per share;

measured over the applicable performance period relative to the performance of the Peer Group. Our 100 highest-ranking employees are eligible to participate. All awards granted under the Plan are based upon a five-year performance period.

Awards under our previous Performance-Contingent Share Award Program were based on the same criteria. While no further awards may be granted under that Program, outstanding awards will continue to vest.

Awards earned by the Named Executive Officers under the previous Performance-Contingent Share Award Program for the performance period ended December 31, 2002, are shown in the "LTIP Payouts" column of the Summary Compensation Table. Receipt of shares awarded under the current Plan and the previous Program may be deferred.

Executive Annual Incentive Plan

The Named Executive Officers and other senior employees participate in the Executive Annual Incentive Plan. The purpose of this Plan is to ensure the tax deductibility of the bonus for the Company. The maximum individual annual bonus under this plan is 0.3% (three tenths of one percent) of Adjusted Net Income. The Annual Incentive Plan defines "Adjusted

Net Income" to mean income before cumulative effect of accounting changes as shown on the audited Consolidated Statement of Income of the Company. If income before cumulative effect of accounting changes is not shown on the Statement, then Adjusted Net Income will mean net income as shown on the Statement. Receipt of bonuses paid from this Plan can be deferred until a later date or retirement. Such deferred bonuses may be invested under the Pfizer Inc. Deferred Compensation Plan in either a Pfizer unit fund or an interest-bearing fund.

2001 Stock and Incentive Plan

Under the 2001 Stock and Incentive Plan, our employees may be granted stock options, stock awards (including restricted stock awards) or performance-based stock awards, either as a result of a general grant or as a result of an award based on having met certain performance criteria. Where an employee also is an elected corporate officer, the performance criteria are determined by the Compensation Committee. Our non-employee Directors are not eligible to participate in this Plan.

Awards and options granted under our previous Stock and Incentive Plan will continue to vest and the options may be exercised in the future.

Warner-Lambert Company 1996 Stock Plan

Under the Warner-Lambert 1996 Stock Plan, as a result of our merger with Warner-Lambert, all stock options and restricted stock awards outstanding as of June 19, 2000, became immediately exercisable or vested.

Under this Plan, the Directors of Warner-Lambert could elect to defer any or all of the compensation they received for their services. These deferred amounts could have been credited to a Warner-Lambert Common Stock Equivalent Account (the Equivalent Account). That Equivalent Account was credited, as of the day the fees would have been payable, with stock credits equal to the number of shares of Warner-Lambert common stock that could have been purchased with the dollar amount of such deferred fees. The former Warner-Lambert Directors, Messrs. Burt, Gray, Howell, and Lorch, who joined our Board after the merger, had deferred compensation and were entitled to Warner-Lambert stock credits in the Equivalent Account under this Plan. Upon the closing of the merger, these Warner-Lambert stock credits were converted into Pfizer stock units. These units will be payable in Pfizer common stock at various times in accordance with the individual's election. These units are described in footnote 6 to the table entitled "Securities Ownership of Officers and Directors."

Pfizer Savings Plan

After our merger with Warner-Lambert on June 19, 2000, Pfizer maintained three savings plans for eligible U.S. employees-the Pfizer Savings and Investment Plan, the U.S. Warner-Lambert Savings and Stock Plan, and the Agouron 401(k) Plan. In February 2002, we combined the plans into the Pfizer Savings Plan (although the U.S. Warner-Lambert Plan will continue for a time to cover certain U.S. employees under the terms of a collective bargaining agreement).

Under the Pfizer Savings Plan (the Savings Plan), a tax-qualified retirement savings plan, participating employees may contribute up to 20 percent of compensation on a before-tax basis, or 15 percent of compensation on an after-tax basis, into their Savings Plan accounts. In addition, under the Savings Plan, we match an amount equal to one dollar for each dollar contributed by participating employees on the first three percent of their regular earnings and fifty cents for each additional dollar contributed on the next three percent of their regular earnings. Our matching contributions are invested solely in our common stock.

Effective for 2003, the Savings Plan limits the additions that can be made to a participating employee's account to $40,000 per year. "Additions" include our matching contributions, before-tax contributions made by us at the request of the participating employee under Section 401(k) of the Internal Revenue Code, and employee after-tax contributions.

Of those additions, the current maximum before-tax contribution is $12,000 per year (or $14,000 per year for certain participants age 50 and over). In addition, no more than $200,000 of annual compensation may be taken into account in computing benefits under the Savings Plan.

We have a Supplemental Savings Plan to pay out of general assets an amount substantially equal to the difference between the amount that, in the absence of legislation limiting such additions and the $200,000 limitation on earnings, would have been allocated to an employee's account as before-tax contributions, our matching contributions and the amount actually allocated under the Savings Plan.

In certain circumstances, we fund trusts established to secure obligations to make payments under the Supplemental Plan.

Amounts deferred, if any, under the previous Pfizer Savings and Investment Plan and the related Supplemental Plan by the Named Executive Officers are included in the "Salary" and "Bonus" columns of the Summary Compensation Table. Our matching contributions allocated to the Named Executive Officers under the Pfizer Savings and Investment Plan and the related Supplemental Plan are shown in the "All Other Compensation" column of the Summary Compensation Table.

Employment and Severance Agreements

Employment Agreements

Chief Executive Officer

In 2001, we entered into an employment agreement with Dr. McKinnell that provides for his employment as Chief Executive Officer of the Company through February 29, 2008. Dr. McKinnell's agreement provides that he will receive an annual base salary of at least $1,350,000, and will be eligible to receive an incentive bonus in accordance with the guidelines established by the Executive Compensation Committee, as well as to participate in our executive benefit and incentive plans (including stock-based plans).

Under the terms of the agreement, if Dr. McKinnell's employment is terminated by reason of death, disability or retirement, he is entitled to receive (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a prorated portion of his incentive bonus based on his prior year's incentive bonus, (c) his actual earned incentive bonus for any period not already paid, (d) amounts to which he is entitled under our benefit plans, (e) vesting of outstanding unvested stock options and other equity-based awards, and (f) continued coverage in our health benefit plans. If Dr. McKinnell's employment is terminated by the Company without cause or by Dr. McKinnell for good reason (as defined in the agreement), he is entitled to receive (a) a payment equal to his base salary earned but unpaid through the date of termination, a prorated portion of his incentive bonus based on the prior year's incentive bonus, and any incentive bonus amount earned but not yet paid, (b) a payment equal to his annual base salary plus the most recent year's incentive bonus multiplied by the greater of (i) two or (ii) the number of years remaining on the contract, (c) vesting of outstanding stock options and equity-based awards, (d) benefits under all plans for a period of two years following termination, as well as vesting of all awards under the plans, and (e) continued coverage in the Company's health benefit plans.

If any payment or distribution by the Company to Dr. McKinnell is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive from the Company a payment on an after-tax basis equal to the federal, state and local income and excise taxes imposed, and any penalties and interest. The agreement also contains provisions that restrict Dr. McKinnell's ability to engage in any business which is competitive with the Company's business for a period of one year following his retirement or termination for cause or without good reason or to solicit Company employees for a period of two years following such retirement or termination.

General Counsel

In 2002, we entered into an agreement with Mr. Kindler in connection with his employment as our General Counsel.

Under the terms of the agreement, if at any time before January 1, 2005, Mr. Kindler's employment is terminated by the Company without cause or by Mr. Kindler for good reason (as those terms are defined in the agreement), Mr. Kindler will be entitled to receive a lump sum payment equal to the sum of: (a) his base salary, earned but unpaid, through the date of termination; and (b) a prorated portion of his Annual Incentive Compensation. Annual Incentive Compensation is defined to mean the greater of (x) the amount of the annual incentive award, if any, paid to Mr. Kindler for the year immediately preceding the year in which the termination occurs or (y) the target amount of his annual incentive award for the year in which termination occurs. In addition, he will be entitled to receive a lump sum amount equal to (a) one full year's base salary, plus (b) his Annual Incentive Compensation, as previously defined.

The benefits provided under this agreement will be reduced by any benefits payable to Mr. Kindler as a result of termination of his employment following a change in control of the Company that occurs during the term of this agreement.

Severance Agreements

We have entered into severance agreements with our elected corporate officers, including each of the Named Executive Officers. The agreements continue through September 30 of each year, and provide that they are to be automatically extended in one-year increments unless we give prior notice of termination.

These agreements are intended to provide for continuity of management in the event of a change in control. The agreements provide that covered executive officers could be entitled to certain severance benefits following a change in control of the Company. If, following such a change in control, the executive officer is terminated for any reason, other than for disability or for cause, or if such executive officer terminates his or her employment for good reason (as defined in the agreements), then the executive officer is entitled to a severance payment that will be 2.99 times the greater of (i) the executive officer's base amount, as defined in the agreements or (ii) the sum of the executive officer's (a) base salary in effect at the time of termination and (b) the higher of the (x) last full-year annual incentive payment or (y) target annual incentive payment for the year in which termination occurs. The severance payment generally would be made in the form of a lump sum.

In addition, in the event of such a termination following a change in control, under the agreements each executive officer would receive a payout of all outstanding Performance-Contingent Share Awards that had been granted prior to the date of termination at the maximum amounts that could have been earned pursuant to the awards, along with all shares earned but deferred in accordance with the deferral feature of the Performance-Contingent Share Award Plan and its predecessor Program. The executive officer also would receive a benefit payable from our general funds calculated using the benefit calculation provisions of our Retirement Annuity Plan and our unfunded Supplemental Retirement Plan with the following additional features:

   • the executive officer would receive credit for an additional three years of service and compensation for purposes of calculating such benefit;

   • the benefit would commence at age 55 (or upon the date of termination, if the executive officer is then over age 55) and for this purpose, three years would be added to the executive officer's age;

   • such benefit would be further determined without any reduction on account of its receipt prior to age 65; and

   • such benefit would be offset by any amounts otherwise payable under our Retirement Annuity Plan and unfunded Supplemental Retirement Plan.

The executive officer would also become vested in all other benefits available to our retirees. All restrictions on restricted stock awarded to such executive officer would lapse and all unvested options granted to such executive officer would vest and become exercisable for the remainder of the term of the option.

If a change in control occurs, the agreements are effective for a period of four years from the end of the then existing term. Under the severance agreements, a change in control would include any of the following events:

   • any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 20 percent or more of our voting securities;

   • a majority of our Directors are replaced during a two-year period; or

   • shareholders approve certain mergers, or a liquidation or sale of our assets.

In the event that any payments made in connection with a change in control would be subjected to the excise tax imposed by Section 4999 of the Code, we will "gross up" the executive officer's compensation for all federal, state and local income and excise taxes and any penalties and interest.

In certain circumstances, we fund trusts established to secure our obligations to make payments under the severance agreements in advance of the time payment is due.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF
PROXY PROPOSALS, NOMINATION OF DIRECTORS
AND OTHER BUSINESS OF SHAREHOLDERS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2004 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 235 East 42nd Street, New York, NY 10017-5755 by November 14, 2003. The proposal should be sent to the attention of the Secretary of the Company.

Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an Annual Meeting of shareholders. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an Annual Meeting of shareholders must be submitted in writing to the Secretary of the Company at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2004 Annual Meeting no later than:

   • 60 days in advance of the 2004 Annual Meeting if it is being held within 30 days preceding the anniversary date (April 24, 2003) of this year's meeting; or

   • 90 days in advance of the meeting if it is being held on or after the anniversary date of this year's meeting.

For any other meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

Our annual meeting of shareholders is generally held on the fourth Thursday of April. Assuming that our 2004 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 22, 2004. If we do not receive notice by that date, or if we meet other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that meeting will use their discretion in voting the proxies when these matters are raised at the meeting.

The nomination must contain the following information about the nominee:

   • name;

   • age;

   • business and residence addresses;

   • principal occupation or employment;

   • the number of shares of common stock beneficially owned by the nominee;

   • the information that would be required under the rules of the SEC in a Proxy Statement soliciting proxies for the election of such nominee as a Director; and

   • a signed consent of the nominee to serve as a Director of the Company, if elected.

Notice of a proposed item of business must include:

   • a brief description of the substance of, and the reasons for conducting, such business at the annual meeting;

   • the shareholder's name and address as they appear on our records;

   • the number of shares of common stock beneficially owned by the shareholder (with supporting documentation where appropriate); and

   • any material interest of the shareholder in such business.

The Board is not aware of any matters that are expected to come before the 2003 Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Whether or not you plan to attend the Meeting, please vote by telephone, on the Internet, or by mail.

If you vote by telephone, the call is toll-free. No postage is required for mailing in the United States.

By order of the Board of Directors,

Margaret M. Foran
Secretary
March 14, 2003

ANNEX 1

Amended and Restated Charter
Audit Committee

Status

The Audit Committee is a committee of the Board of Directors.

Membership

The Audit Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent in accordance with New York Stock Exchange listing standards. Each member shall in the judgment of the Board of Directors have the ability to read and understand the Company's basic financial statements or shall at the time of appointment undertake training for that purpose. At least one member of the Audit Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member (who may also serve as the audit committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with
New York Stock Exchange listing standards.

Purpose

The Audit Committee shall represent and assist the Board of Directors with the oversight of: (a) the integrity of the Company's financial statements and internal controls, (b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence and (d) the performance of the Company's internal audit function and the independent auditor. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Responsibilities

1.   Appoint and retain (subject to approval by the Company's stockholders), and terminate when appropriate, the independent auditor, set the independent auditor's compensation, and pre-approve all audit services to be provided by the independent auditor.

2.   Pre-approve all permitted non-audit services to be performed by the independent auditor and establish policies and procedures for the engagement of the independent auditor to provide permitted non-audit services.

3.   Receive and review: (a) a report by the independent auditor describing the independent auditor's internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (b) other required reports from the independent auditor.

4.   At least annually, consider the independence of the independent auditor, including whether the provision by the independent auditor of permitted non-audit services is compatible with independence, and obtain and review a report from the independent auditor describing all relationships between the auditor and the Company.

5.   Review with the independent auditor: (a) the scope and results of the audit; (b) any problems or difficulties that the auditor encountered in the course of the audit work, and management's response; and (c) any questions, comments or suggestions the auditor may have relating to the internal controls, and accounting practices and procedures, of the Company or its subsidiaries.

6.   Review, at least annually, the scope and results of the internal audit program, including then current and future programs of the Company's Internal Audit

i

Department, procedures for implementing accepted recommendations made by the independent auditor, and any significant matters contained in reports from the Internal Audit Department.

7.   Review with the independent auditor, the Company's Internal Audit Department, and management: (a) the adequacy and effectiveness of the systems of internal controls (including any significant deficiencies and significant changes in internal controls reported to the Audit Committee by the independent auditor or management), accounting practices, and disclosure controls and procedures (and management reports thereon), of the Company and its subsidiaries; and (b) current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

8.   Review with management and the independent auditor the annual and quarterly financial statements of the Company, including:
(a) the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (b) any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or 10-Q with the Securities and Exchange Commission; and (c) the items required by Statement of Auditing Standards 61 as in effect at that time in the case of the annual statements and Statement of Auditing Standards 71 as in effect at that time in the case of the quarterly statements.

9.   Recommend to the Board of Directors, based on the review described in paragraphs 4 and 8 above, whether the financial statements should be included in the annual report on Form 10-K.

10.   Review earnings press releases, as well as Company policies with respect to earnings press releases, financial information and earnings guidance provided to analysts and rating agencies.

11.   Discuss Company policies with respect to risk assessment and risk management, and review contingent liabilities and risks that may be material to the Company and major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

12.   Review: (a) the status of compliance with laws, regulations, and internal procedures; and (b) the scope and status of systems designed to promote Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and third parties as determined by the Audit Committee.

13.   Establish procedures for the confidential and anonymous receipt, retention and treatment of complaints regarding the Company's accounting, internal controls and auditing matters.

14.   Establish policies for the hiring of employees and former employees of the independent auditor.

15.   Obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Audit Committee.

16.   Conduct an annual performance evaluation of the Audit Committee and annually evaluate the adequacy of its charter.

Meetings

The Audit Committee shall meet at least six times each year and at such other times as it deems necessary to fulfill its responsibilities. The Audit Committee shall periodically meet separately, in executive session, with management, the internal auditor and the outside auditor. The Audit Committee shall report regularly to the Board of Directors with respect to its activities and make recommendations to the Board of Directors as appropriate.

Report

The Audit Committee shall prepare a report each year for inclusion in the Company's proxy statement relating to the election of directors.

ANNEX 2

Amended and Restated Charter
Corporate Governance Committee

Status

The Corporate Governance Committee is a committee of the Board of Directors.

Membership

The Corporate Governance Committee shall consist of directors all of whom in the judgment of the Board of Directors shall be independent in accordance with the New York Stock Exchange listing standards.

Responsibilities

The Corporate Governance Committee is responsible for considering and making recommendations to the Board concerning the appropriate size, function and needs of the Board. The Corporate Governance Committee may, at its sole discretion, engage director search firms. The Corporate Governance Committee also has the authority, as necessary and appropriate, to consult with outside advisors to assist in their duties to the Company. This responsibility includes:

   • establishing the criteria for Board membership; criteria should cover, among other things, diversity, experience, skill set and the ability to act on behalf of shareholders;

   • considering, recommending and recruiting candidates to fill new positions on the Board;

   • reviewing candidates recommended by shareholders;

   • conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and

   • recommending the Director nominees for approval by the Board and the shareholders.

The Committee's additional functions are:

   • to consider questions of possible conflicts of interest of Board members and of our senior executives;

   • to monitor and recommend the functions of the various committees of the Board;

   • to recommend members of the committees;

   • to advise on changes in Board compensation;

   • to make recommendations on the structure of Board meetings;

   • to recommend matters for consideration by the Board;

   • to consider matters of corporate governance and to review, periodically, our Corporate Governance Principles;

   • to consider, and review periodically, Director Qualification Standards;

   • to review, periodically, our Shareholder Rights Plan;

   • to establish Director retirement policies;

   • to review the functions of the senior officers and to make recommendations on changes;

   • to review annually with the Chairman and Chief Executive Officer the job performance of elected corporate officers and other senior executives;

   • to review the outside activities of senior executives;

   • to review periodically with the Chairman and Chief Executive Officer the succession plans relating to positions held by elected corporate officers, and to make recommendations to the Board with respect to the selection of individuals to occupy these positions; and

   • to prepare an annual performance evaluation of the Corporate Governance Committee.

ANNEX 3

Amended and Restated Charter
Compensation Committee

Status

The Compensation Committee is a committee of the Board of Directors.

Membership

The Compensation Committee shall consist of three or more directors all of whom in the judgment of the Board of Directors shall be independent. A person may serve on the Compensation Committee only if the Board of Directors determines that he or she (i) is a "Non-employee Director" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, (ii) satisfies the requirements of an "outside director" for purposes of Section 162(m) of the Internal Revenue Code, and (iii) is "independent" in accordance with New York Stock Exchange listing standards.

Purpose

The purposes of the Compensation Committee are (i) to discharge the responsibilities of the Board of Directors relating to compensation of the Company's CEO and other executives, and (ii) to produce an annual report on executive compensation for inclusion in the Company's annual proxy statement that complies the rules and regulations of the Securities and Exchange Commission, the New York Stock Exchange and any other applicable rules and regulations. Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Duties and Responsibilities

The Compensation Committee is responsible for establishing annual and long-term performance goals and objectives for our elected officers. This responsibility includes:

(i)   evaluating the performance of the CEO and other elected officers in light of the approved performance goals and objectives;

(ii)   setting the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

(iii)   making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans; and

(iv)   preparing an annual performance self-evaluation of the Compensation Committee.

In addition, the Compensation Committee:

(ii)   administers the 2001 Stock and Incentive Plan and the 2001 Performance-Contingent Share Award Plan;

(iii)   determines and certifies the shares awarded under the 2001 Performance-Contingent Share Award Plan;

(iv)   grants options and awards under the 2001 Stock and Incentive Plan;

(v)   advises on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee; and

(vi)   monitors compliance by officers with our program of required stock ownership.

In determining the long-term incentive component of the Company's CEO and other elected officers, the Compensation Committee may consider: (i) the Company's performance and relative shareholder return; and, (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies.

The Compensation Committee may, in its sole discretion, employ a compensation consultant to assist in the evaluation of the compensation of the Company's CEO or other elected officers. The Compensation Committee shall have the sole authority to approve the fees and other retention terms with respect to such a compensation consultant.

Meetings

The Compensation Committee shall meet at least four times each year and at such other times as it deems necessary to fulfill its responsibilities.

v

ANNEX 4

Charter
Science and Technology Committee

Status

The Science and Technology Committee is a committee of the Board of Directors.

Purpose

The Science and Technology Committee shall periodically examine management's direction and investment in the Company's pharmaceutical research and development and technology initiatives. The Committee will function as a broadly knowledgeable and objective group of scientists and non-scientists to consider and report periodically to the Board on matters relating to the investment in the Company's research and development and technology initiatives.

Membership

The Science and Technology Committee shall consist of three or more directors. At least one member of the Committee shall, in the judgment of the Board of Directors, have scientific research expertise. The Committee may engage external consultants, providing a broad range of expertise in both basic and clinical sciences, as well as technologies. Their individual service will extend for a one-year term, renewable at the discretion of the Science and Technology Committee of the Board.

Responsibilities

The Science and Technology Committee may meet privately with independent consultants and be free to speak directly and independently with any members of management in discharging its responsibilities.

The Committee shall meet at such times as it deems to be necessary or appropriate, but not less than twice each year, and shall report at the next board meeting following each such committee meeting.

The Committee will conduct an annual evaluation of its effectiveness, to determine if the purpose and responsibilities are consistent with the guidelines of the Charter of the Science and Technology Committee, and are clearly aligned with the Company's strategic science and technology research goals and objectives.

In addition, the Committee will:

   • review, evaluate and report to the Board of Directors regarding performance of the research leaders in achieving the long-term strategic goals and objectives and the quality and direction of the Company's pharmaceutical research and development programs.

   • Identify and discuss significant emerging science and technology issues and trends.

   • determine whether there is sufficient and ongoing external review from world-class experts across both research and development, pertaining to the Company's therapeutic areas.

   • review the Company's approaches to acquiring and maintaining a range of distinct technology positions (including, but not limited to, contracts, grants, collaborative efforts, alliances and venture capital).

   • evaluate the soundness/risks associated with the technology in which the Company is investing its research and development efforts.

   • periodically review the Company's overall patent strategies.

ANNEX 5

Director Qualification Standards

Determination of Independence.

To be considered "independent" for purposes of these standards, a director must be determined, by resolution of the Board as a whole, after due deliberation, to have no material relationship with the Company other than as a director. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the following standards:

1.   In no event will a director be considered "independent" if, within the preceding five years: (i) the director was employed by the "Company" or any of its direct or indirect subsidiaries; (ii) an immediate family member of the director was employed by the Company as an officer; (iii) the director was employed by or affiliated with the Company's independent auditor; (iv) an immediate family member of the director was employed by the Company's independent auditor as a partner, principal or manager; or (v) an executive officer of the Company was on the board of directors of a company that employed either the director or an immediate family member of the director as an officer.

2.   Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors. Audit committee members may receive directors' fees, in the form of cash, stock, stock units, stock options or other in-kind consideration ordinarily available to directors, as well as regular benefits that other directors receive.

3.   The following commercial or not for profit relationships will not be considered to be material relationships that would impair a director's independence: (i) if a director of the Company is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than one percent of the annual revenues of the company he or she serves as an executive officer; (ii) if a director of the Company is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness to the other is less than one percent of the total consolidated assets of the company he or she serves as an executive officer; and (iii) if a director of the Company serves as an officer, director or trustee of a not for profit organization, and the Company's, or the Pfizer Foundation's discretionary charitable contributions to the organization, in the aggregate, are less than one percent (or $50,000, whichever is greater) of that organization's latest publicly available operating budget. Annually, the board will review all commercial and charitable relationships of directors. Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board.

4.   For relationships not covered by the guidelines in paragraph 3, above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence guidelines set forth in paragraphs 1 and 3, above. The Company would explain in the next proxy statement the basis for any board determination that a relationship is immaterial despite the fact that it does not meet the categorical standards of immateriality set forth in paragraph 3, above.

5.   The Company will not make any personal loans or extensions of credit to directors or executive officers.

6.   To help maintain the independence of the Board, all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

ANNEX 6

Proposed Amendments to the Company's
Certificate of Incorporation

Paragraphs (2), (3), (4) and (13) of Article SEVENTH of Pfizer's Certificate of Incorporation are amended to read as follows:

(2)   Election of directors need not be by ballot unless the By-laws so provide.

(3)   Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the Board of Directors, acting by not less than a majority of the Directors then in office, although less than a quorum. Any director so chosen shall hold office until his successor shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

(4)   Deleted.

(13)   Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of all of the then outstanding shares of capital stock of the Corporation as are entitled to vote generally in the election of directors ("Voting Stock"), voting together as a single class, shall be required to alter, amend or repeal paragraphs (1),(3),(5), (8), (10) or this paragraph (13) of this Article SEVENTH.

Directions to Pfizer's Ann Arbor Laboratories

2800 Plymouth Road,
Ann Arbor, Michigan

North of Ann Arbor

Take US-23 South. Exit at Plymouth Road (Exit #41). Turn right and proceed for about 1 mile. Turn left at Nixon Road to facility entrance.

South of Ann Arbor

Take US-23 North. Exit at Plymouth Road (Exit #41). Turn left and proceed for about 1 mile. Turn left at Nixon Road to facility entrance.

East of Ann Arbor

Take I-94 West to US-23 North. Exit at Plymouth Road (Exit #41). Turn left and proceed for about 1 mile. Turn left at Nixon Road to facility entrance

West of Ann Arbor on 1-94

Take I-94 East to US-23 North. Exit at Plymouth Road (Exit #41). Turn left and proceed for about 1 mile. Turn left at Nixon Road to facility entrance.

Life is our life's work

Pfizer Inc

235 East 42nd Street

New York, NY 10017-5755

212 573 2323

www.pfizer.com

This Proxy Statement is printed entirely on recycled and recyclable paper. Soy ink, rather than petroleum-based ink, is used throughout.

© Pfizer 2003. All rights reserved

P
R
O
X
Y

PFIZER INC.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Henry A. McKinnell, Margaret M. Foran and Jeffrey B. Kindler, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all the shares of common stock of Pfizer Inc. held of record by the undersigned on February 28, 2003, and all of the shares as to which the undersigned then had the right to give voting instructions to the record holder under the Pfizer Inc. Shareholder Investment Program, the Pfizer Savings Plan, the Pfizer Inc. Employee Benefit Trust, the Warner-Lambert Company Savings and Stock Plan and the Warner-Lambert Company Savings and Stock Plan for Colleagues in Puerto Rico at the Annual Meeting of Shareholders to be held on April 24, 2003 at 10:00 a.m. at Pfizer's Ann Arbor Laboratories, 2800 Plymouth Road, Building 18, Ann Arbor, Michigan or any adjournment or postponement.

IF NO OTHER INDICATION IS MADE ON THE REVERSE SIDE OF THIS FORM, THE PROXIES WILL VOTE (AND ANY VOTING INSTRUCTIONS TO RECORD HOLDERS WILL BE GIVEN) FOR ALL ITEMS AND, IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

SEE REVERSE
SIDE

^PLEASE FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL^

If you plan to attend the Annual Meeting, please bring this admission ticket with you.

ADMISSION TICKET

PFIZER INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 24, 2003
10:00 a.m.
Pfizer’s Ann Arbor Laboratories
2800 Plymouth Road, Building 18
Ann Arbor, Michigan

Shareholders will be admitted to the Annual Meeting beginning at 9:00 a.m. If you wish to attend, please plan to arrive early since seating will be limited. Please see the inside back cover of the Proxy Statement for directions.

    /x/ Please mark your vote with an X.

2649

The Board of Directors recommends a vote “FOR” Items 1, 2, and 3, and “AGAINST” Item 4.

1. Election of Directors.
(Mark ONE box only.)

FOR                 WITHHELD
/    /                    /    /

FOR all nominees, except vote withheld from the following nominees (if any):

Vote WITHHELD from all nominees:

Nominees:
01.	M. Anthony Burns
02.	William H. Gray III
03.	William R. Howell
04.	Stanley O. Ikenberry

2.  A proposal to approve the appointment of KPMG LLP as independent auditors for 2003.

FOR                 AGAINST                 ABSTAIN
/    /                    /    /                              /    /

3.  A proposal to amend the Certificate of Incorporation to eliminate the classification of the Board of Directors and related amendments.

FOR                 AGAINST                 ABSTAIN
/    /                    /    /                              /    /

4.  A shareholder proposal relating to a Payments Report.

FOR                 AGAINST                 ABSTAIN
/    /                    /    /                              /    /

SPECIAL ACTIONS

Comments on reverse side    /    /

Change of Address               /    /

IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

(SIGNATURE IF SHAREHOLDER)                                                 DATE

(SIGNATURE IF HELD JOINTLY)                                                     DATE

^FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL^

READ INSTRUCTIONS BELOW IF YOU ARE VOTING BY INTERNET OR TELEPHONE

VOTE YOUR PFIZER SHARES

Dear Pfizer Shareholder:

Your vote is important! We encourage you to vote promptly, and to take advantage of Internet or telephone voting, both of which are available 24 hours a day, seven days a week. Have your control number (printed in the box above) handy when voting by Internet or telephone.

Vote by Internet: Go to www.eproxyvote.com/pfe and follow the prompts.
Vote by Telephone: Call 1-877-PRX-VOTE (1-877-779-8683). Outside the U.S., Canada and Puerto Rico call 201-536-8073.

(If you vote by Internet or telephone, please do not mail your proxy card.)

Receive Future Proxy Materials Electronically
Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send all future proxy voting materials to you by e-mail, along with a link to the Pfizer proxy voting site. To register for electronic delivery of future proxy materials, go to www.econsent.com/pfe and follow the prompts.